UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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Xilinx, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 1, 2013
Dear Xilinx Stockholder:
You are cordially invited to attend the 2013 Annual Meeting of Stockholders to be held on Wednesday, August 14, 2013 at 11:00 a.m., Pacific Daylight Time, at the headquarters of Xilinx, Inc. (Xilinx, the Company, we or our) located at 2050 Logic Drive, San Jose, California 95124. We look forward to your attendance either in person or by proxy. At this meeting, the agenda includes:

•	the annual election of directors;

•	a proposal to approve an amendment to our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

•	a proposal to approve an amendment to our 2007 Equity Incentive Plan to extend the term by an additional ten years to December 31, 2023;

•	a proposal to approve an amendment to our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

•	an advisory vote on executive compensation as described in the attached proxy statement; and

•	a proposal to ratify the appointment of the Company’s external auditors, Ernst & Young LLP.
The foregoing matters are more fully described in the attached proxy statement. The agenda will also include any other business that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote FOR the election of each of the director nominees nominated by the Board of Directors, FOR the increase in the number of shares available for issuance under our 1990 Employee Qualified Stock Purchase Plan, FOR extending the term of our 2007 Equity Incentive Plan, FOR the increase in the number of shares available for issuance under our 2007 Equity Incentive Plan, FOR the approval of the compensation of our named executive officers, and FOR the ratification of appointment of Ernst & Young LLP as external auditors of the Company for the fiscal year ending March 29, 2014. Please refer to the proxy statement for detailed information on each of the proposals.
You may vote your shares in one of the following ways: (1) via the Internet, by visiting the website shown on the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 14, 2013 (Internet Notice) or proxy card and following the instructions; (2) telephonically by calling the telephone number shown in the Internet Notice or proxy card; (3) by voting in person at the annual meeting; or (4) by requesting, completing and mailing in a paper proxy card, as outlined in the Internet Notice.
The Xilinx 2013 Annual Meeting will be held solely to tabulate the votes cast and report the results of voting on the matters described in the attached proxy statement and any other business that may properly come before the meeting. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting; however, no formal presentation concerning the business of Xilinx will be made at the Annual Meeting.
Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, request a paper proxy card and mark, sign and date your proxy and return it by mail so that your shares will be represented.
Thank you for your continuing interest in Xilinx.

Very truly yours,

/s/ Moshe N. Gavrielov
Moshe N. Gavrielov President and Chief Executive Officer
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD.

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XILINX, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 14, 2013
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (Xilinx, the Company, we or our), will be held on Wednesday, August 14, 2013 at 11:00 a.m., Pacific Daylight Time, at the Company’s headquarters located at 2050 Logic Drive, San Jose, California 95124 for the following purposes:

1.
to elect the following eight nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified: Philip T. Gianos, Moshe N. Gavrielov, John L. Doyle, William G. Howard, Jr., J. Michael Patterson, Albert A. Pimentel, Marshall C. Turner and Elizabeth W. Vanderslice;

2.	to approve an amendment to our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

3.	to approve an amendment to our 2007 Equity Incentive Plan to extend the term by an additional ten years to December 31, 2023;

4.	to approve an amendment to our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

5.	to hold an advisory vote on executive compensation as described in the attached proxy statement;

6.	to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx, for the fiscal year ending March 29, 2014; and

7.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 17, 2013 are entitled to notice of and to vote at the meeting.
All stockholders are cordially invited to attend the meeting in person. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting; however, there will be no formal presentation concerning the business of Xilinx.
In order to ensure your representation at the meeting, you are urged to vote as soon as possible.
You may vote your shares in one of the following ways: (1) via the Internet, by visiting the website shown on the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 14, 2013 (Internet Notice) or proxy card and following the instructions; (2) telephonically by calling the telephone number shown in the Internet Notice or proxy card; (3) by voting in person at the annual meeting; or (4) by requesting, completing and mailing in a paper proxy card, as outlined in the Internet Notice. If you have Internet access, we encourage you to record your vote on the Internet.

FOR THE BOARD OF DIRECTORS

/s/ Scott R. Hover-Smoot
Scott R. Hover-Smoot Secretary
San Jose, California
July 1, 2013
THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING PROVIDED ON OR ABOUT JULY 1, 2013 IN CONNECTION WITH THE SOLICITATION OF PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF XILINX, INC. IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD.

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XILINX, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Q:	Why am I receiving these materials?

A:
This proxy statement, the enclosed proxy card and the Annual Report on Form 10-K for the fiscal year ended March 30, 2013 (Form 10-K) are being provided to stockholders of Xilinx, Inc., a Delaware corporation (Xilinx, the Company, we or our), on or about July 1, 2013 in connection with the solicitation by the Board of Directors (Board) of proxies to be used at the Annual Meeting of Stockholders of the Company (Annual Meeting) to be held on Wednesday, August 14, 2013 at 11:00 a.m., Pacific Daylight Time, at the Company’s headquarters, located at 2050 Logic Drive, San Jose, California 95124 and any adjournment or postponement thereof.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:
The cost of preparing, assembling and delivery of the notice of Annual Meeting, proxy statement and form of proxy and the solicitation of proxies will be paid by Xilinx. We have retained the services of Alliance Advisors LLC to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $8,000 plus out-of-pocket expenses. Proxies may also be solicited in person, by telephone or electronically by Xilinx personnel who will not receive any additional compensation for such solicitation. We will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Q:	Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with the rules of the Securities and Exchange Commission (SEC), instead of mailing a printed copy of our proxy materials to stockholders, we mailed an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 14, 2013 (Internet Notice) to most of our stockholders to instruct you on how to access and review our proxy materials on the Internet. We believe that it is in the best interests of our stockholders to take advantage of these rules and reduce the expenses associated with printing and mailing proxy materials to all of our stockholders. In addition, as a corporate citizen, we want to reduce the use of natural resources and the environmental impact of printing and mailing the proxy materials. As a result, you will not receive paper copies of the proxy materials unless you specifically request them.

The Internet Notice provides instructions on how you can: (1) access the proxy materials on the Internet, (2) access your proxy and (3) vote on the Internet. If you would like to receive paper copies of the proxy materials, please follow the instructions on the Internet Notice. If you share an address with another stockholder and received only one Internet Notice, you may write or call us to request a separate copy of the proxy materials at no cost to you. We anticipate that the Internet Notice will be mailed on or about July 1, 2013 to all stockholders entitled to vote at the meeting.

Q:	Who is entitled to vote?

A:
Only stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on June 17, 2013 (the Record Date) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. For information regarding holders of more than 5% of the outstanding Common Stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Q:	What shares may be voted and how may I cast my vote for each proposal?

A:
Each stockholder is entitled to one vote for each share of Xilinx common stock (Common Stock) held by such stockholder as of the Record Date (as defined above) with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Q:	How many shares are outstanding?

A:
As of the close of business on May 10, 2013, there were 263,863,503 shares of Common Stock outstanding. The closing price of the Company’s Common Stock on May 10, 2013, as reported by the NASDAQ Global Select Market (NASDAQ), was $38.56 per share.

Q:	How will my shares be voted and what happens if I do not give specific voting instructions?

A:
Shares of Common Stock for which proxy cards are properly voted via the Internet or by telephone or are properly executed and returned, will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein, “FOR” the approval of the amendment increasing the number of shares authorized under the Company’s 1990 Employee Qualified Stock Purchase Plan, “FOR” the approval of the amendment extending the term of the Company’s 2007 Equity Incentive Plan, “FOR” the approval of the amendment increasing the number of shares authorized under the Company’s 2007 Equity Incentive Plan, “FOR” the approval of the compensation of our named executive officers, and “FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s external auditors for fiscal 2014. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Q:	What is the difference between a registered stockholder and a beneficial stockholder?

A:	Registered Stockholder or Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a registered stockholder or a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Shares held in a brokerage or bank account are not generally registered directly in your name.
Beneficial Stockholder: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial stockholder of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial stockholder, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	How do I cast my vote?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may vote your shares by proxy without attending the Annual Meeting. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: If you are a stockholder of record, there are several ways for you to vote your shares.

•
By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the Internet Notice. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, reduces the use of natural resources and saves significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

•
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card.

•
In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Beneficial Stockholders: If you are a beneficial owner of your shares, you should have received an Internet Notice from the broker or other nominee holding your shares. You should follow the instructions in the Internet Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you contact the broker or nominee giving you the right to vote the shares and obtain a legal proxy from such broker or nominee.

Q:	How many copies of the proxy materials will be delivered to stockholders sharing the same address?

A:
In an effort to conserve natural resources and reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Internet Notice unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies.

If you share an address with another stockholder and received only one Internet Notice and would like to request a copy of the proxy materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations; call Investor Relations at (408) 879-6911; or visit the Company’s website at www.investor.xilinx.com. Xilinx will deliver a separate copy of these materials promptly upon receipt of your written or verbal request. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	What is the quorum requirement for the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock as of the Record Date. Shares of Common Stock entitled to vote and represented at the Annual Meeting by proxy or in person will be tabulated by the inspector of elections appointed for the Annual Meeting and counted towards the quorum. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	Who will count my votes?

A:	Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Q:	What is the effect of a “broker non-vote”?

A:
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:
Brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on “routine” matters but have no discretion to vote them on “non-routine matters.” Proposal One (election of directors), Proposal Two (amendment to the 1990 Employee Qualified Stock Purchase Plan), Proposals Three and Four (amendments to the 2007 Equity Incentive Plan), Proposal Five (advisory vote on executive compensation) are “non-routine” matters. If you hold your shares in street name and you do not instruct your bank or broker how to vote on “non-routine” matters such as Proposals One, Two, Three, Four, and Five, no votes will be cast on your behalf. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want it to count for “non-routine” matters. Proposal Six (ratification of external auditors) is a “routine” matter. Brokers or other nominees may generally vote on “routine” matters, and therefore no broker non-votes are expected to exist in connection with Proposal Six.

Q:	How are abstentions treated?

A:
Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are treated as represented and entitled to vote and, therefore, have the same effect on the outcome of a matter being voted on at the Annual Meeting as a vote “Against” or “Withheld” except in elections of directors where abstentions have no effect on the outcome.

Q:	How many votes are needed to approve each proposal?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTE ALLOWED
Proposal One – Election of eight (8) directors	Majority of votes cast, except that in contested elections, Directors will be elected by the plurality standard whereby those Directors with the highest number of votes cast are elected	No

Proposal Two – Amendment to the 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares	Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal Three – Approval to extend the term of the 2007 Equity Incentive Plan by an additional ten years to December 21, 2023	Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal Four – Amendment to the 2007 Equity Incentive Plan to increase the number of shares to be reserved for issuance thereunder by 2,000,000 shares	Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal Five – Annual advisory vote to approve the compensation of our named executive officers	Advisory vote; Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal Six – The ratification of Ernst & Young LLP as our independent registered public accounting firm	Majority of shares entitled to vote and present in person or represented by proxy	Yes
In the absence of instructions, shares of Common Stock represented by valid proxies shall be voted in accordance with the recommendations of the Board as shown on the proxy.

Q:	What is the advisory vote to approve the compensation of our Named Executive Officers?

A:
At our 2011 Annual Meeting, a majority of our stockholders approved holding an advisory vote on our executive compensation program (also known as “say-on-pay”) at each annual meeting of stockholders. Therefore, we have included Proposal Five in this proxy statement to allow our stockholders to provide us a non-binding advisory vote on the compensation of our named executive officers as disclosed in this proxy statement. Your vote on this item will provide our Company insight into our stockholders’ view on our compensation practices pertaining to our named executive officers.

Q:	How can I change my vote or revoke my proxy?

A:
A stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company, at 2100 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy. Any stockholder owning Common Stock in street name wishing to revoke his or her voting instructions must contact the bank, brokerage firm or other custodian who holds his or her shares and obtain a legal proxy from such bank or brokerage firm to vote such shares in person at the Annual Meeting.

Q:	How and when may I submit proposals for consideration at next year’s Annual Meeting of stockholders?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), to be eligible for inclusion in the Company’s proxy statement for the Company’s 2014 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at our principal executive offices at 2100 Logic Drive, San Jose, California, 95124 no later than March 3, 2014. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary of the Company at our principal executive offices no later than May 17, 2014. In addition, the Company’s Prior Notice For Inclusion on Agenda Bylaw provision requires that stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the Company’s Bylaws, not later than April 16, 2014 and not earlier than March 17, 2014; provided however, that if the Company’s 2014 Annual Meeting of Stockholders is called for a date that is not within 25 days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals must be received by the Secretary of the Company at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the Company’s 2014 Annual Meeting of Stockholders was mailed or publicly disclosed, whichever occurs first. The full text of the Company’s Prior Notice for Inclusion on Agenda Bylaw provision described above may be obtained by writing to the Secretary of the Company.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
The Board of Directors has nominated the eight (8) individuals named below, each of whom is currently serving as a director (Director) of the Company, to be elected as a Director at the Annual Meeting. The term of office of each person elected as a Director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the Company’s eight (8) nominees named below. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. The Company is not aware of any nominee who will be unable to serve as a Director.
The Company would like to acknowledge the service and leadership of former Board member Jerald G. Fishman, who passed away suddenly in March 2013. Mr. Fishman served as a Director for 13 years, most recently on the Independent Directors Committee and the Nominating and Governance Committee. Mr. Fishman was a dedicated and valuable member of our Board, and will be sorely missed.

Name of Nominee	Age	Director Since
Philip T. Gianos	63	1985
Moshe N. Gavrielov	59	2008
John L. Doyle	81	1994
William G. Howard, Jr.	71	1996
J. Michael Patterson	67	2005
Albert A. Pimentel	58	2010
Marshall C. Turner	71	2007
Elizabeth W. Vanderslice	49	2000
The Company’s Board of Directors seeks to have members with a variety of backgrounds and experiences. Set forth below is a brief description of the experience, qualifications, attributes or skills of each of our Director nominees that led the Board to conclude that the Director should serve on the Board.
Mr. Gianos joined the Company’s Board in December 1985. Mr. Gianos has served as Chairman of the Board since February 2009. Mr. Gianos has been an investor with InterWest Partners, a venture capital firm focused on information technology and life sciences, since 1982 and a General Partner since 1984. Prior to joining InterWest Partners, Mr. Gianos was with IBM Corporation, an information technology company, for eight years, six of which were in engineering management.
Mr. Gianos brings to the Board over 30 years of experience as an investor in multiple areas of information technology, including semiconductors, at a venture capital firm, as well as six years of experience in engineering management. Such experience has proved valuable to the Board in considering and evaluating strategic investments for the Company, as well as in overseeing the operational and R&D aspects of the Company’s business.
Mr. Gavrielov joined the Company in January 2008 as President and CEO and was appointed to the Board in February 2008. Prior to joining the Company, Mr. Gavrielov served at Cadence Design Systems, Inc., an electronic design automation company, as Executive Vice President and General Manager of the Verification Division from April 2005 through November 2007. Mr. Gavrielov served as CEO of Verisity Ltd., an electronic design automation company, from March 1998 to April 2005 before its acquisition by Cadence Design Systems, Inc. Prior to joining Verisity, Mr. Gavrielov spent nearly 10 years at LSI Corporation (formerly LSI Logic Corporation), a semiconductor manufacturer, in a variety of executive management positions, including Executive Vice President of the Products Group, Senior Vice President and General Manager of International Marketing and Sales and Senior Vice President and General Manager of LSI Logic Europe plc. Additionally, Mr. Gavrielov held various engineering and engineering management positions at Digital Equipment Corporation and National Semiconductor Corporation.
With extensive experience in executive management and engineering with semiconductor and software companies, Mr. Gavrielov understands the Company and its competitors, customers, operations and key business drivers. From this experience, Mr. Gavrielov has developed a broad array of skills, particularly in the areas of building and developing semiconductor and software businesses, and providing leadership and a clear vision to the Company’s employees. As the CEO of the Company, Mr. Gavrielov also brings his strategic vision for the Company to the Board and creates a critical link between the management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspective on the business.

Mr. Doyle joined the Company’s Board in December 1994. Mr. Doyle held numerous technical and managerial positions at Hewlett-Packard Company from 1957 to 1991. Mr. Doyle is an independent consultant.
Mr. Doyle has developed a wide breadth of experience since 1991 as an independent technical and business strategy consultant. Prior to that, Mr. Doyle spent nearly 35 years at Hewlett-Packard Company including time as VP of Personnel, VP of Research and Development, Director of HP Labs and Executive VP of the Computer Systems, Networks and Peripherals businesses which included their integrated circuits operations. Mr. Doyle’s executive experience at Hewlett-Packard brings deep leadership and operational experience to our Board. In addition, Mr. Doyle has extensive knowledge of the Company’s business, in particular, gained from his service as a Director of the Company since 1994. Mr. Doyle has also served on the boards of directors of multiple public and private technology companies which provide him with insights into how boards of other companies have addressed issues similar to those faced by the Company.
Dr. Howard joined the Company’s Board in September 1996. Dr. Howard has worked as an independent consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc., a wireless and broadband communications company, between 1969 and 1987 including Senior Vice President and Director of Research and Development. Dr. Howard also serves as Chairman of the Board of Ramtron International Corporation, a manufacturer of memory products.
Dr. Howard’s nearly 20 years of experience as an independent consultant for various semiconductor and microelectronics companies, including SEMATECH, the Semiconductor Industry Association and Dow Corning, provides the Board with valuable insights into the industry in which the Company competes. Dr. Howard’s 18 years of experience in various management positions at a leading wireless and broadband communications company, including as its Senior Vice President and Director of Research and Development, has also proved to be valuable as the Company evaluates its own development efforts. Through Dr. Howard’s involvement with several scientific and engineering organizations, including as a member of the National Academy of Engineering and a fellow of the Institute of Electrical Engineers and of the American Association for the Advancement of Science, he has also gained valuable knowledge of the most recent developments in engineering. Dr. Howard has also gained a broad range of skills from his service on multiple boards of directors of public and private technology companies.
Mr. Patterson joined the Company’s Board in October 2005. Mr. Patterson was employed by PricewaterhouseCoopers (PWC), a public accounting firm, from 1970 until retirement in 2001. The positions he held during his 31-year career at PWC include chair of the national high tech practice, chair of the semiconductor tax practice, department chair for PWC’s Silicon Valley tax practice and managing partner of PWC’s Silicon Valley office. Mr. Patterson serves on a few boards of private companies and advises charitable organizations.
Mr. Patterson’s qualifications to sit on our Board of Directors include his extensive experience with public and financial accounting matters for complex global organizations. Mr. Patterson’s extensive financial background, including specifically advising companies in the semiconductor industry, has enabled him to play a meaningful role in the oversight of our financial reporting and accounting practices and executive compensation practices.
Mr. Pimentel joined the Company’s Board in August 2010. In April 2011, Mr. Pimentel was appointed Executive Vice President, Chief Sales and Marketing Officer for Seagate Technology LLC, a manufacturer of hard drives and storage solutions. From May 2008 until August 2010, Mr. Pimentel served as CFO and COO of McAfee, Inc., a security technology company. Prior to that, Mr. Pimentel served as Executve Vice President and CFO of Glu Mobile, Inc., a publisher of mobile games, since 2004. Prior to joining Glu Mobile, Mr. Pimentel served as Executive Vice President and CFO of Zone Labs, Inc., an end-point security software company, from 2003 until it was acquired in 2004 by Checkpoint Software, Inc. From 2001 to 2003, he served as a partner of Redpoint Ventures. Prior to joining Redpoint, he served as Executive Vice President and CFO for WebTV Networks, Inc., a provider of set-top Internet access devices and services acquired by Microsoft Corporation, and LSI Logic Corporation, a semiconductor and storage systems developer. Mr. Pimentel also serves on the board of directors of Imperva, Inc., a security software company and Lifelock, an identity theft protection company.
Mr. Pimentel’s strong financial background, including his work as the CFO at three different publicly-traded companies, provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting. As an executive of a publicly-traded company, Mr. Pimentel also brings deep leadership and operational experience to our Board.
Mr. Turner joined the Company’s Board in March 2007. Mr. Turner served as interim CEO of MEMC Electronic Materials, a manufacturer of silicon wafers for semiconductor and solar power applications, from November 2008 until March 2009, and has been a member of their company’s board of directors since 2007. Mr. Turner served as Chairman and CEO of Dupont Photomasks, Inc., a manufacturer of photomasks for semiconductor chip fabricators, from June 2003 until its sale in April 2005, and then as President and CEO of the company, renamed Toppan Photomasks, Inc., through May 2006. Mr. Turner is also a member of the board of directors of the AllianceBernstein Funds, a group of 32 mutual funds.

Mr. Turner has been involved in the semiconductor and software industries for 39 years in a variety of roles including as the CEO of two global public companies in the semiconductor industry and chairman of two software companies as well as a venture capital investor. From these experiences, Mr. Turner has developed a broad range of skills that contribute to the Board’s oversight of the operational, financial and risk management aspects of our business. Mr. Turner has also served on 24 corporate boards of directors and chaired four of them, giving him meaningful perspective regarding the processes and considerations that our Board may bring to bear on a variety of issues.
Ms. Vanderslice joined the Company’s Board in December 2000. Ms. Vanderslice served as a General Manager of Terra Lycos, Inc., an Internet access and interactive content provider, from July 1999 until July 2001. Prior to joining Terra Lycos, Ms. Vanderslice was a Vice President of Wired Digital, Inc., an online services company, beginning in 1995 and served as its President and CEO from 1996 through June 1999 when she led its acquisition by Terra Lycos. Prior to joining Wired Digital, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company and in 1994 became a Vice President at H. W. Jesse & Co., a San Francisco investment banking and business strategy-consulting firm spun off from Sterling Payot. Ms. Vanderslice holds an MBA from Harvard Business School. Ms. Vanderslice is also on the Board of Trustees of Boston College.
Ms. Vanderslice brings a broad range of skills to the Board from her experience as a general manager of an internet access and interactive content provider, CEO of an online services company and as an investment banker at two investment banking firms. In particular, in addition to her computer science and systems engineer background, Ms. Vanderslice contributes to the Board’s understanding of the Company’s sales and marketing efforts and engineering management, and her experience in mergers and acquisitions is valuable to the Board in evaluating strategic transactions.
There are no family relationships among the executive officers of the Company or the Board.
Required Vote
Each nominee receiving more votes “FOR” than “AGAINST” shall be elected as a Director. If you do not wish your shares to be voted with respect to a nominee, you may “ABSTAIN,” in which case your shares will have no effect on the election of that nominee.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

BOARD MATTERS
Board Meetings and Committee Composition
The Company’s Board held a total of six (6) meetings during the fiscal year ended March 30, 2013. All Directors are expected to attend each meeting of the Board and the Committees on which he or she serves and are also expected to attend the Annual Meeting. All Directors attended the 2012 annual meeting of stockholders. Each Director attended over 75% of the aggregate of all meetings of the Board or its Committees on which such Director served during the fiscal year. The Board holds four (4) pre-scheduled meetings per fiscal year.
The following table reflects the current composition of the Company’s standing Audit Committee, Compensation Committee, Nominating and Governance Committee, and Committee of Independent Directors.

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Committee of Independent Directors
Non-Employee Directors:
Philip T. Gianos (Chairman)			X	X
John L. Doyle	Chair			X
William G. Howard, Jr.			X	X
J. Michael Patterson	X	Chair		X
Albert A. Pimentel	X			X
Marshall C. Turner	X	X		X
Elizabeth W. Vanderslice		X	Chair	X
Employee Director:
Moshe N. Gavrielov
During fiscal 2013, Jerald G. Fishman served on the Nominating and Governance Committee and Independent Directors Committee before his death in March 2013.
Committees
The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Committee of Independent Directors (the Committees). The Board has determined that each Director currently serving on these Committees and who served on the Committees in fiscal 2013 is “independent” in accordance with the NASDAQ Marketplace Rules and Rule 10A-3 of the Exchange Act. The Board and its Committees have authority to engage independent advisors and consultants and have used such services. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, is subject to charters approved by the Board, which are posted on the investor relations page of the Company’s website at www.investor.xilinx.com under “Corporate Governance.”
Audit Committee
The members of the Audit Committee are John L. Doyle, J. Michael Patterson, Albert A. Pimentel, and Marshall C. Turner. During fiscal 2013, the Audit Committee held seven (7) meetings. The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. The Board has determined that each Audit Committee member meets the independence and financial knowledge requirements under the SEC rules and the corporate governance listing standards of NASDAQ. The Audit Committee operates in accordance with a written charter adopted by the Board, which complies with NASDAQ and SEC listing standards.
The Board has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the Audit Committee members’ individual experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon any of the Audit Committee members any duties, obligations or liabilities that are greater than those generally imposed on each of them as members of the Board nor does it alter the duties, obligations or liability of any other member of the Board.

Compensation Committee
The members of the Compensation Committee during fiscal 2013 were J. Michael Patterson, Philip T. Gianos, and Elizabeth W. Vanderslice. The current members of the Compensation Committee are J. Michael Patterson, Marshall C. Turner, and Elizabeth W. Vanderslice. The Compensation Committee met sixteen (16) times during fiscal 2013. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The Compensation Committee determines the compensation of the Company’s Board and executive officers and has exclusive authority to grant equity-based awards, including options and restricted stock units (RSUs), to such executive officers under the 2007 Equity Incentive Plan. The Compensation Committee, together with the Board, evaluates the CEO’s performance and the Compensation Committee determines CEO compensation, including base salary, incentive pay and equity. The CEO is not present during the Committee’s or Board’s deliberations or Compensation Committee voting on CEO compensation, but may be present during voting and deliberations related to compensation of other executive officers. For further information about the processes and procedures for the consideration and determination of executive compensation, please refer to the section of this proxy statement entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”
The Board has further determined that each member of the Compensation Committee is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the Tax Code) and a “Disinterested Person” and a “Non-Employee Director” as those terms are used by the SEC.
Nominating and Governance Committee
The Nominating and Governance Committee, which currently consists of Elizabeth W. Vanderslice, Philip T. Gianos, and William G. Howard, Jr., met four (4) times during fiscal 2013. Jerald G. Fishman served on the Nominating and Governance Committee during fiscal 2013, until his death in March 2013. The Nominating and Governance Committee has responsibility for identifying, evaluating and recommending to the Board individuals to serve as members of the Board, and to establish policies affecting corporate governance. The Nominating and Governance Committee, among other things, makes suggestions regarding the size and composition of the Company’s Board, ensures that the Board reviews the Company’s management organization, including the management succession plans, and the adequacy of the Company’s strategic planning process and recommends nominees for election as Directors. For further information about the director nomination criteria and process, please refer to the section of this proxy statement entitled “BOARD MATTERS—Nomination Criteria and Board Diversity.”
Committee of Independent Directors
All independent Directors are members of the Committee of Independent Directors. This Committee met seven (7) times during fiscal 2013. The Committee’s principal focus is succession planning but it also addresses other topics as deemed necessary and appropriate. The Committee of Independent Directors typically meets outside the presence of management.
Nomination Criteria and Board Diversity
The Board believes in bringing a diversity of cultural backgrounds and viewpoints to the Board and desires that its Directors and nominees possess critical skills and experience in the areas of semiconductor design and marketing, manufacturing, software and finance. These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Governance Committee may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a director or nominee must possess. The Board remains apprised of qualified individuals who may be considered as Board candidates in the future.
As necessary and as part of its annual evaluation of current Board members, the Nominating and Governance Committee considers the skills, experience and viewpoints previously mentioned as desirable director qualifications, independence, any job changes, the amount of time each Director spends on Xilinx matters and to what extent, if any, other commitments the Directors may have outside of Xilinx impact the Director’s service to Xilinx. In connection with its evaluation of Board composition, the Nominating and Governance Committee also considers rotating Directors’ positions on the Board Committees.
Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In fiscal 2013, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders using the same process it uses for a candidate recommended by a member of the Board, an employee, or a search firm, should one be engaged. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications by mail addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, by email to corporate.secretary@xilinx.com, or by fax to the Corporate Secretary at (408) 377-6137.
Director Independence
The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. Our Board annually reviews information relating to the members of our Board to ensure that a majority of our Board is independent under the NASDAQ Marketplace Rules and the rules of the SEC. After review of all relevant transactions and relationships between each Director nominee, his or her family members and entities affiliated with each Director nominee and Xilinx, our senior management and our independent registered public accounting firm, our Board has determined that seven of our eight nominees for Director are independent directors as defined in the NASDAQ Marketplace Rules and in Rule 10A-3 of the Exchange Act. Mr. Gavrielov, our President and CEO, is not an independent director within the meaning of the NASDAQ Marketplace Rules or the rules of the SEC because he is a current employee of Xilinx.
In making a determination of the independence of the nominees for Director, the Board reviewed relationships and transactions occurring since the beginning of fiscal 2011 between each Director nominee, his or her family members and entities affiliated with each Director nominee and Xilinx, our senior management and our independent registered public accounting firm. In making its determination, the Board applied the standards for independence set forth by NASDAQ and the SEC. In each case, the Board determined that, because of the nature of the relationship or the amount involved in the transaction, the relationship did not impair the Director nominee’s independence. The transactions listed below were considered by the Board in its independence determinations.
Mr. Pimentel is employed as an executive officer of a company with which Xilinx does business. Xilinx transactions with Mr. Pimentel’s company occur in the normal course of business and the amount received by Xilinx in each fiscal year for goods and services from his company represented less than 1% of Xilinx’s annual revenue. Mr. Pimentel did not have any direct or indirect material interest in these transactions that requires disclosure under Regulation S-K, Item 404(a).
Each of Messrs. Doyle, Gianos, Pimentel and Dr. Howard is, or was during the previous three fiscal years, a non-management director of one or more other companies that has done business with Xilinx. All of the transactions with these organizations occurred in the normal course of business in the purchase or supply of goods or services. In addition, Mr. Gianos serves as a non-management director of a private company in which Xilinx has made certain investments. Such investments were made by Xilinx in the ordinary course of its business pursuant to Xilinx investment policies. None of Messrs. Doyle, Gianos, Pimentel, or Dr. Howard has a direct or indirect material interest in these transactions that requires disclosure under Regulation S-K, Item 404(a).
Board’s Role in Risk Oversight
Our Board of Directors has overall responsibility for risk oversight at the Company and may delegate particular risk areas to the appropriate Committees of the Board. The Board’s role in risk oversight builds upon management’s risk management process. The Company conducts a formal annual risk assessment as well as coordinates on-going risk management activities throughout the year to identify, analyze, respond to, monitor and report on risks. Risks reviewed by the Company include operational risks, financial risks, legal and compliance risks, IT risks and strategic risks. The management team then reviews with the Board any significant risks identified during the process, together with plans to mitigate such risks. In response, the Board, or the relevant Committee, may request that management conduct additional review of or reporting on select enterprise risks. The process and risks are reviewed at least annually with the Board and additional review or reporting of significant enterprise risks will be conducted as needed or as requested by the Board or any of its Committees.

CORPORATE GOVERNANCE PRINCIPLES
The Company and the Board, through its Nominating and Governance Committee, regularly review and evaluate the Company’s corporate governance principles and practices. The Significant Corporate Governance Principles, the Company’s Code of Conduct, the Director's Code of Conduct, and charters for each of the following Board Committees are posted on our website at www.investor.xilinx.com: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Printed copies of these documents are also available to stockholders upon written request addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124 or by email at corporate.secretary@xilinx.com.
Board Leadership Structure and Independence
The Board believes there should be a substantial majority of independent Directors on the Board. The Board also believes that it is useful and appropriate to have members of management as Directors, including the CEO. Independent Directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.

It is the written policy of the Board that if the Chairman is not “independent” in accordance with NASDAQ Marketplace Rules and the Exchange Act, the Board will designate an independent Director to serve as Lead Independent Director. We believe that having an independent Chairman or a Lead Independent Director, either of whom is responsible for coordinating the activities of the independent Directors, as well as other duties, including chairing the meetings of the Committee of Independent Directors, allows the Company’s CEO to better focus on the day-to-day management and leadership of the Company, while better enabling the Board to advise and oversee the performance of the CEO. The Board’s Nominating and Governance Committee reviews the position of Lead Independent Director and identifies the Director who serves as Lead Independent Director in the absence of an independent Chairman. For fiscal 2013, Philip T. Gianos, an independent director, served as Chairman of the Board, so there was no Lead Independent Director.
Majority Vote Standard
All Directors are elected annually at the annual stockholder meeting. In response to a successful stockholder proposal for election of directors by majority vote standard, on May 3, 2006, the Board amended the Company’s Bylaws to provide for the election of Directors in an uncontested election by the majority of votes cast regarding each nominee. In contested elections, Directors will be elected by the plurality standard whereby those Directors with the highest number of votes cast are elected. Any existing Director that receives more “AGAINST” votes than “FOR” votes will tender his or her resignation to the Board. The Board will announce its decision with regard to the resignation within 120 days following the certification of election results.
Board Evaluation
The Board conducts an annual evaluation of its performance. The process varies from year-to-year, including self-evaluations and/or one-on-one meetings with each Board member and the chairperson of the Nominating and Governance Committee. Results of the evaluation are formally presented to the Board. The Board has made changes in Board procedures based on feedback from the process.
Board Service Limits and Terms
The Board has set a limitation on the number of public boards on which a Director may serve to three (3) for any CEO and four (4) for all other Directors. This limitation is inclusive of service on the Xilinx Board.
The Board believes that term limits on Directors’ service and a mandatory retirement age do not serve the best interests of the Company. While such policies could help ensure that fresh ideas and new viewpoints are addressed by the Board, such limits have the disadvantage of losing the contribution of Directors who over time have developed increased insight and knowledge into the Company’s operations and who remain active and contributing members of the Board. The Board evaluation process plays a significant role in determining our Nominating and Governance Committee’s recommendation regarding Board tenure.
Change of Principal Occupation or Association
When a Director’s principal occupation or business association changes substantially during his or her tenure as Director, that Director shall tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Director Education
The Company offers internal and external course selections for new-Director orientation as well as continuing education. On a rotating basis, Directors will attend director education programs and report back to the entire Board on key learnings.
Stock Ownership Requirements
Directors
The Board has established minimum stock ownership guidelines for Directors. Under these guidelines, Directors are required to own Company stock having a value equal to at least five (5) times their annual cash retainer. At the time these ownership guidelines were adopted, the annual cash retainer for Directors was $60,000, and therefore Directors are required to own Company stock with a value of at least $300,000. For example, based on $38.56, the closing price of the Company’s Common Stock on May 10, 2013, $300,000 would purchase 7,780 shares of our Common Stock. Previously, the stock ownership requirement for Directors was 4,000 shares.
Directors are required to retain half of the shares of Company stock derived from awards of RSUs until this ownership requirement is met. Half of the RSUs that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement. Based on $38.56, the closing price of the Company’s Common Stock on May 10, 2013, all of our Directors have met the stock ownership requirements.
Executive Officers
In August 2011, our Board of Directors approved amendments to the stock ownership guidelines shifting ownership requirement from a share-based model to a value-based model. Under the revised guidelines, the CEO is required to own Company stock having a value of at least $2.5 million. Senior vice presidents who are Section 16 officers are required to own Company stock having a value of at least $750,000 and corporate vice presidents who are Section 16 officers are required to own Company stock having a value of at least $500,000. In addition, the CEO and all other Section 16 officers must retain half of the shares of Company stock derived from awards of time-based RSUs until their respective ownership requirements are met.
Succession Planning
The Board plans for succession to the position of the Chairman of the Board, the position of CEO, and other senior management positions. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him. He also provides the Board with an assessment of considered potential successors to certain senior management positions.
Internal Audit
The Company’s Internal Audit function reports to the Audit Committee of the Board and administratively to the Company’s CFO.
Codes of Conduct and Ethics
The Board of Directors adopted a Code of Conduct applicable to the Company’s Directors and employees, including the Company’s CEO, CFO and its principal accounting personnel. The Code of Conduct includes protections for employees who report violations of the Code of Conduct and other improprieties and includes an anonymous reporting process to provide employees with an additional channel to report any perceived violations. Independent Directors receive complaints and reports of violations regarding accounting, internal accounting controls, auditing, legal and other matters reported through the anonymous reporting process, if any. The Chief Compliance Officer provides a quarterly report to the Audit Committee of incident reports identified through the anonymous reporting process and otherwise. The Code of Conduct is available on the investor relations page of our website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request directed to Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124.
The Board has adopted a separate Code of Ethics pertaining particularly to the Board which covers topics including insider trading, conflicts of interests, financial reporting and compliance with other laws.
A waiver of any violation of the Code of Conduct by an executive officer or Director and a waiver of any violation of the Directors’ Code of Ethics may only be made by the Board. The Company will post any such waivers on its website under the Corporate Governance page at www.investor.xilinx.com. Amendments to the Code of Conduct will also be posted on the Xilinx website under the Corporate Governance page at www.investor.xilinx.com. No waivers were requested or granted in the past year. The Code of Conduct was last amended in May 2012.

Anonymous Reporting and Whistleblower Protection
The Company’s Code of Conduct includes protections for employees who report violations of the Code of Conduct, other policies, laws, rules and regulations. The Company has implemented an Internet-based anonymous reporting process for employees to report violations they do not otherwise bring directly to management. The site can be accessed from the Company’s intranet as well as from any Internet connection around the world.
Stockholder Value
The Board is cognizant of the interests of the stockholders and accordingly:

•	All employee stock plans will be submitted to the stockholders for approval prior to adoption;

•
The 2007 Equity Incentive Plan includes a provision that prohibits repricing of options whether by directly lowering the exercise price, through cancellation of the option or SAR in exchange for a new option or SAR having a lower exercise price, or by the replacement of the option or SAR with a full value award (i.e., an award of restricted stock or RSUs); and

•	The Company is committed to keeping dilution under its stock plans for employees under industry standards.
Stockholder Communications to the Board
Stockholders may initiate any communication with the Company’s Board in writing and send them addressed in care of the Company’s Corporate Secretary, at Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, by e-mail to corporate.secretary@xilinx.com, or by fax to the Corporate Secretary at (408) 377-6137. The name of any specific intended recipient, group or committee should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, and as necessary for follow up at the Board’s direction, correspondence may be forwarded elsewhere in the Company for review and possible response. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.

COMPENSATION OF DIRECTORS
Non-Employee Directors
Cash Compensation
In fiscal 2013, the Company paid each of its non-employee Directors serving on its Board a cash retainer of $60,000 per year for service as a Director, with the exception of the Chairman of the Board. The Chairman of the Board is entitled to an annual cash retainer equal to twice the amount paid to the other non-employee Directors, or $120,000. The chairperson of the Audit Committee received an additional $22,500 per year, the chairperson of the Compensation Committee received an additional $17,500 per year, and the chairperson of the Nominating and Governance Committee received an additional $12,500 per year. Other than the chairpersons, members of the Audit Committee received an additional $10,000 per year, members of the Compensation Committee received an additional $7,500 per year and members of the Nominating and Governance Committee received an additional $5,000 per year. If applicable, the Lead Independent Director is also eligible to receive an additional $10,000 per year. All payments were made in installments on a quarterly basis. As noted above, for fiscal 2013, Mr. Gianos, an independent director, served as Chairman of the Board, so there was no Lead Independent Director.
Equity Compensation
Non-employee Directors participate in an equity compensation program under the Company’s 2007 Equity Incentive Plan. Under this program, eligible non-employee Directors are eligible to receive automatic restricted stock unit awards (RSUs). The terms of those automatic RSU grants are as follows:
Annual Grant. Each eligible non-employee Director is eligible for an annual RSU award. Each eligible non-employee Director is automatically granted $165,000 worth of RSUs on the date of each annual meeting of stockholders, and such RSUs shall vest in full on the day immediately preceding the subsequent annual meeting. Accordingly, on August 8, 2012, on which date the fair market value of our Common Stock was $33.72, each non-employee Director received a grant of 4,893 RSUs, which will vest in full on August 13, 2013, the day prior to the 2013 Annual Meeting of Stockholders.
Initial Grant. A non-employee director joining the Board between annual meetings of stockholders will receive a pro-rated number of RSUs on or about the tenth day of the month following the Director’s initial appointment or election to the Board. The RSUs vest in full on the day immediately preceding the subsequent annual meeting.
Stock Ownership Guidelines
Under the Company’s stock ownership guidelines, Directors are required to own Company stock having a value equal to at least $300,000, which is equal to five times their annual retainer in effect at the time the new equity compensation program for Directors was adopted. Directors are required to retain half of the shares of Company stock derived from awards of RSUs until their ownership requirements are met. Half of the RSUs that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement. For more information about stock ownership guidelines for Directors, please see “CORPORATE GOVERNANCE PRINCIPLES—Stock Ownership Requirements.”
Employee Directors
Directors who are actively employed as executives by the Company receive no additional compensation for their service as Directors. Mr. Gavrielov is currently the only employee Director of the Company.
Deferred Compensation
We also maintain a nonqualified deferred compensation plan which allows each Director as well as eligible employees to voluntarily defer receipt of a portion or all of their cash compensation until the date or dates elected by the participant, thereby allowing the participating Director or employee to defer taxation on such amounts. For a discussion of this plan, see “EXECUTIVE COMPENSATION— Deferred Compensation Plan.”

Director Compensation for Fiscal 2013
The following table provides information on Director compensation in fiscal 2013:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Philip T. Gianos (Chairman)	124,950	154,325	—	—	—(4)	—	279,275
John L. Doyle	79,830	154,325	—	—	—	—	234,155
Jerald G. Fishman(5)	65,236	154,325	—	—	—	—	219,561
William G. Howard, Jr.	64,288	154,325	—	—	—(4)	—	218,613
J. Michael Patterson	83,050	154,325	—	—	—	—	237,375
Albert A. Pimentel	68,220	154,325	—	—	—	—	222,545
Marshall C. Turner	68,220	154,325	—	—	—	—	222,545
Elizabeth W. Vanderslice	77,508	154,325	—	—	—(4)	—	231,833

(1)	Includes amounts deferred at the Director’s election.

(2)
Amounts shown do not reflect compensation actually received by the Director. Instead, the amounts shown reflect the grant date fair value for stock awards granted in fiscal 2013 as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on May 23, 2013.

(3)
No option awards were granted to Directors during fiscal 2013. The following aggregate number of option awards were outstanding as of March 30, 2013 for each of the Directors: Mr. Gianos, 66,000; Mr. Doyle, 54,000; Mr. Fishman, 51,500; Dr. Howard, 66,000; Mr. Patterson, 51,000; Mr. Pimentel, 0; Mr. Turner, 36,000; and Ms. Vanderslice, 66,000.

(4)
Director participated in the Company’s nonqualified deferred compensation plan in fiscal 2013. For more information about this plan see the section entitled “EXECUTIVE COMPENSATION—Deferred Compensation Plan.”

(5)	Mr. Fishman’s stock awards granted to him in fiscal 2013 became fully vested upon his death in March 2013.

PROPOSAL TWO
AMENDMENT TO THE 1990 EMPLOYEE QUALIFIED
STOCK PURCHASE PLAN
The Company’s 1990 Employee Qualified Stock Purchase Plan (ESPP) provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock at a discounted price through payroll deductions. During the fiscal year ended March 30, 2013, the Company issued 1,272,274 shares of Common Stock under the ESPP. As of March 30, 2013, a total of 8,891,810 shares remained available for issuance under the ESPP, not including the 2,000,000 additional shares of Common Stock that would be authorized if the amendment described below is approved.
Proposal
At the Annual Meeting, the stockholders will be asked to approve an amendment to the ESPP to increase by 2,000,000 the maximum number of shares of Common Stock that may be issued under the ESPP.
Unless a sufficient number of shares are authorized and reserved under the ESPP at the beginning of each offering period (August 1 and February 1) to cover the number of shares purchased throughout its entire 24-month term, the Company may incur additional compensation expense for financial statement purposes for each period in which the sale of shares is dependent on obtaining stockholder approval of an additional share authorization. The Board believes an additional 2,000,000 shares will be necessary to provide for offering periods commencing before the next annual meeting of stockholders.
On May 15, 2013, subject to stockholder approval, the Board adopted an amendment to the ESPP to increase the number of shares authorized for issuance under the plan by 2,000,000. If the amendment is approved by the stockholders, the total number of shares available for issuance under the ESPP immediately following such approval will be 10,891,810.
The Board believes that participation by the Company’s employees in the ESPP promotes the success of the Company’s business through broad-based equity ownership among the employees. The Board further believes that the ESPP is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company’s Common Stock.
As long as the ESPP remains in effect, the Company anticipates that it will ask the stockholders each year for the number of additional shares required to meet the Company’s projected share commitments for offering periods beginning before the next annual meeting of stockholders.
Subject to the eligibility requirements described below, most of the Company’s 3,329 employees (as of March 30, 2013) are eligible to participate in the ESPP. As of March 30, 2013, approximately 78% of the Company’s employees were participating in the ESPP.
Summary of the 1990 Employee Qualified Stock Purchase Plan, as Amended
A summary of the material terms of the ESPP, as amended, is set forth below and is qualified, in its entirety, by the full text of the plan set forth in Appendix A to our 2013 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the ESPP can be obtained from us at no charge upon request.
Purpose
The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.
Administration
The ESPP may be administered by the Board or a committee appointed by the Board. All questions of interpretation of the ESPP are determined by the Board or its committee, whose decisions are final and binding upon all participants. Currently, the Compensation Committee administers the ESPP.
Authorized Shares
Currently, a maximum of 48,540,000 shares of our Common Stock are authorized for issuance under the ESPP, of which 8,891,810 shares of our Common Stock remained available for future issuance as of March 30, 2013, subject to appropriate adjustments in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. The Board has amended the ESPP, subject to stockholder approval, to authorize an additional 2,000,000 shares for issuance under the ESPP, which would result in a total 50,540,000 shares authorized for issuance, of which 10,891,810 shares of our Common Stock would be available for future purchases.
Eligibility
Subject to certain limitations imposed by Section 423(b) of the Tax Code, any person who is employed by the Company (or any designated subsidiary) as of the commencement of an offering period under the ESPP and is customarily employed for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the offering period. Eligible employees may become participants in the ESPP by delivering to the Company a subscription agreement authorizing payroll deductions on or before the first day of the applicable offering period. As of March 30, 2013, most of the Company’s 3,329 employees, including nine current executive officers, were eligible to participate in the ESPP.
Offering Periods
The ESPP is implemented by consecutive and overlapping 24-month offering periods, with a new offering period commencing on or about the first day of February and August of each year. The Board may generally change the duration of any offering period without stockholder approval, provided that no offering period may exceed 27 months in duration. In addition, the Board may establish separate, simultaneous or overlapping offering periods applicable to one or more subsidiaries of the Company and having different terms and conditions, for example, to comply with the laws of the applicable jurisdiction.
Purchase Price
Each 24-month offering period consists of four exercise periods of six months’ duration. The last day of each exercise period, which occurs on or about January 31 and July 31 of each year, is an exercise date on which each participant in the offering period acquires shares. The purchase price of the shares offered under the ESPP in a given exercise period is the lower of 85% of the fair market value of the Common Stock on the first date of the offering period containing that exercise period or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock on such date as reported by NASDAQ. On March 28, 2013, the last trading day of the 2013 fiscal year, the closing price of our Common Stock as reported on NASDAQ was $38.17 per share.
Payroll Deductions
The purchase price for the shares is accumulated through payroll deductions during each offering period. Payroll deductions commence on the first payday following the commencement of an offering period and end on the last exercise date of the offering period, unless sooner terminated as provided in the ESPP. A participant may not authorize deductions of more than 15% or less than 2% of the participant’s eligible compensation, which is defined by the ESPP to include all regular straight time earnings and any payments for overtime, shift premiums, incentive compensation, bonuses, commissions or other compensation for a given offering period. The Company may limit a participant’s payroll deductions in any calendar year as necessary to avoid accumulating an amount in excess of the maximum amount the Tax Code permits to be applied toward the purchase of shares in any offering under the ESPP. A participant may discontinue participating in the ESPP, or may decrease the rate of payroll deductions during the offering period. Upon withdrawal from the ESPP, the Company will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares.
Grant and Exercise of Purchase Right
In general, the maximum number of shares subject to purchase by a participant in an exercise period is that number determined by dividing the amount of the participant’s total payroll deductions accumulated prior to the relevant exercise date by 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. However, the maximum number of shares a participant may purchase in any offering period is a number determined by dividing $50,000 by the fair market value of a share of Common Stock on the first day of the offering period. Unless a participant withdraws from the ESPP, the participant’s right to purchase shares is exercised automatically on each exercise date for the maximum number of whole shares that may be purchased at the applicable price.
No employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of a purchase right, the employee would own and/or hold purchase rights to acquire 5% or more of the voting securities of the Company. Further, no employee may be granted a purchase right which would permit the employee to accrue a right to purchase more than $25,000 worth of stock (determined by the fair market value of the shares at the time the purchase right is granted) for each calendar year in which the purchase right is outstanding at any time.

Automatic Transfer to Low Price Offering Period
In the event that the fair market value of the Company’s Common Stock on any exercise date (other than the last exercise date of an offering period) is less than on the first day of the offering period, all participants will be withdrawn from the offering period after the exercise of their purchase right on such exercise date and enrolled as participants in a new offering period commencing on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.
Withdrawal; Termination of Employment
A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise a purchase right under the ESPP at any time by signing and delivering to the Company a notice of withdrawal from the ESPP. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. The failure of a participant to remain in the continuous employment of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period and accumulated payroll deductions will be returned to the participant.
Transferability
No rights or accumulated payroll deductions of a participant under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the ESPP) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the ESPP.
Adjustments upon Changes in Capitalization
In the event any change is made in the Company’s capitalization pursuant to a stock split or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, proportionate adjustments will be made by the Board to the number of shares authorized for issuance under the ESPP and subject to each outstanding purchase right and in the purchase price per share.
In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with another corporation, the acquiring or successor corporation or its parent may assume the purchase rights outstanding under the ESPP or substitute equivalent purchase rights for the acquiror’s stock, provided that the Board may instead shorten an offering period and accelerate the exercise date of all offering periods then in progress to a date prior to the transaction.
Amendment or Termination
The Board may at any time and for any reason amend or terminate the ESPP, except that (other than in limited circumstances set forth in the ESPP) termination will not affect purchase rights previously granted, and no amendment may make any change in any purchase right previously granted that adversely affects the participant’s rights. Stockholder approval must be obtained for any amendment to the extent necessary to comply with applicable law. Under its current terms, the ESPP will expire on January 26, 2030.
Federal Tax Information
The following summary of the effect of United States federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two years after the date of grant of the purchase right and more than one (1) year after the date on which the shares were purchased, then the purchaser will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of such shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally equal to the excess of the fair market value of the purchased shares on the date of the purchase over the purchase price. Any additional gain or loss on the sale will be a capital gain or loss, which will be either long-term or short-term depending on the actual period for which the shares were held. The Company is entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two years from date of grant or one year from the date of acquisition.
New Plan Benefits
The number of shares that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the Common Stock of the Company on future purchase dates, and therefore the actual number of shares that may be purchased by any individual is not determinable. No purchase rights have been granted, and no shares of Common Stock of the Company have been issued with respect to the 2,000,000 additional shares for which stockholder approval is being sought.
Number of Shares Purchased by Certain Individuals and Groups
The following table sets forth for each of the listed persons and groups (i) the aggregate number of shares of Common Stock of the Company purchased under the ESPP during fiscal 2013, and (ii) the market value of those shares on the date of such purchase, minus the purchase price of such shares:

Name and Position	Dollar Value ($)	Number of Shares
Moshe N. Gavrielov	7,399	785
President and Chief Executive Officer
Jon A. Olson	7,399	785
Senior Vice President, Finance and Chief Financial Officer
Victor Peng	6,546	761
Senior Vice President, Programmable Platforms Group
Vincent L. Tong	7,399	785
Senior Vice President, Worldwide Quality and New Product Introductions
Frank Tornaghi	7,399	785
Senior Vice President, Worldwide Sales
All current executive officers, as a group	60,618	6,652
All current directors who are not executive officers, as a group (l)	N/A	N/A
All employees who are not executive officers, as a group	9,741,132	1,265,622

(1)	Non-employee Directors are not eligible to participate in the ESPP.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.

PROPOSAL THREE
APROVAL TO EXTEND THE TERM OF THE 2007 EQUITY INCENTIVE PLAN
Proposal
At the Annual Meeting, the stockholders are being requested to approve an amendment to the 2007 Equity Incentive Plan (2007 Equity Plan), to extend its term by an additional ten years to December 31, 2023. This amendment will not increase the number of shares of our Common Stock authorized for issuance under the 2007 Equity Plan. We are, however, requesting an increase by 2,000,000 shares in the number of shares of our Common Stock authorized for issuance under the 2007 Equity Plan in the next proposal. See Proposal Four—Amendment to the 2007 Equity Incentive Plan.

The 2007 Equity Plan was adopted by the Company’s Board on May 3, 2006, approved by stockholders at the Annual Stockholders Meeting in July 2006, and became effective on January 1, 2007. We make share-based incentive awards under this plan to newly hired employees and in connection with promotions and our annual performance review process. Without the proposed amendment, the 2007 Equity Plan would terminate on December 31, 2013, and we would be unable to provide future equity incentives to our employees. We need the 2007 Equity Plan to attract new employees and retain existing employees, which helps us to remain competitive in the marketplace.
Key Terms of the 2007 Equity Plan
The following is a summary of the key provisions of the 2007 Equity Plan.

Plan Term:	Currently, January 1, 2007 to December 31, 2013. If the stockholders approve the proposed amendment, the plan term will continue until December 31, 2023.

Eligible Participants:	Employees, consultants and non-employee directors of Xilinx and its subsidiaries are eligible to receive awards under the 2007 Equity Plan.

Shares Authorized:
A total of 36,500,000 shares of Common Stock were authorized for issuance under the plan, of which approximately 15,990,452 shares remained available for future grant as of March 30, 2013, subject to adjustment to reflect stock splits and similar events. If the stockholders approve Proposal Four to increase the number of shares of Common Stock authorized for issuance by 2,000,000 shares, a total of 38,500,000 shares will be available for future grants, subject to adjustment to reflect stock splits and similar events.

Award Types:	• Non-qualified and incentive stock options

• Restricted stock awards

• Restricted stock units (“RSUs”)

• Stock appreciation rights (“SARs”)

Award Limits:	A participant may receive in any calendar year:

• No more than 4,000,000 shares subject to options or SARs, in the aggregate

• No more than 2,000,000 shares subject to awards other than options and SARs

• No more than $6,000,000 subject to awards that may be settled in cash

Award Terms:	Stock options and SARs must expire no more than seven years from the date of grant.

Exercise Price:	The exercise price of stock options or SARs may not be less than 100% of the fair market value of our Common Stock on the date of grant.

Repricing:
Repricing of out-of-money options or SARs, whether by directly lowering the exercise price, by canceling an option or SAR in exchange for a new option or SAR having a lower exercise price, or by substituting a full value award in place of the option or SAR is not permitted without stockholder approval.

The Board believes that participation in the 2007 Equity Plan by the employees, consultants, and non-employee directors of the Company and its designated subsidiaries worldwide promotes the success of the Company’s business by providing them with an incentive to exert their maximum effort toward achieving that success. Therefore, the Board unanimously adopted on May 15, 2013, subject to stockholder approval, an amendment to extend the term of the 2007 Equity Plan by an additional ten years to December 31, 2023.

Summary of the 2007 Equity Plan, as Amended
A summary of the material terms of the 2007 Equity Plan, as amended, is set forth below and is qualified, in its entirety, by the full text of the 2007 Equity Plan set forth in Appendix B to our 2013 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the 2007 Equity Plan can be obtained from us at no charge upon request.
Purpose
The purpose of the 2007 Equity Plan is to attract and retain the services of employees, consultants, and non-employee directors of the Company and its subsidiaries, and to provide such persons with a proprietary interest in the Company.
Administration
The Compensation Committee of the Board administers the 2007 Equity Plan, unless otherwise determined by the Board. The Compensation Committee consists of at least two directors of the Company who are both “outside directors” under Section 162(m) of the Tax Code, and “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee, in its sole discretion, will interpret the 2007 Equity Plan and prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the 2007 Equity Plan, including the creation of sub-plans to take advantage of favorable tax-treatment, comply with local law, or reduce administrative burdens for grants of awards in non-U.S. jurisdictions.
Eligibility
The Compensation Committee determines the employees, consultants, and non-employee directors of the Company or a subsidiary who are eligible to receive awards under the 2007 Equity Plan. As of March 30, 2013, there were 3,329 employees, including nine (9) current executive officers, 109 consultants and seven (7) non-employee directors eligible to participate in the 2007 Equity Plan.
Authorized Shares
Subject to adjustment in the event of certain corporate events (as described below), the maximum number of shares of the Company’s Common Stock currently authorized under the 2007 Equity Plan is 36,500,000, of which 15,990,452 remained available for future issuance as of March 30, 2013, all of which may be granted under the terms of the 2007 Equity Plan as incentive stock options. However, the Board has amended the 2007 Equity Plan, subject to stockholder approval, to authorize an additional 2,000,000 shares for issuance under the plan, which would result in a total of 38,500,000 authorized shares, of which 17,990,452 shares would be available for future grants. If any award granted under the 2007 Equity Plan expires or otherwise terminates in whole or in part for any reason, or if shares issued pursuant to an award are forfeited or otherwise reacquired by the Company because of the participant’s failure to comply with the conditions of the award or for any other reason, any such shares subject to a terminated award or reacquired by the Company will again become available for issuance under the 2007 Equity Plan. Shares will not be treated as having been issued under the 2007 Equity Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. The Compensation Committee is authorized to adopt such procedures for counting shares against the maximum number of authorized shares as the Compensation Committee deems appropriate.
Types of Awards
The 2007 Equity Plan allows the Compensation Committee to grant incentive stock options, non-qualified stock options, RSUs, restricted stock and SARs. Subject to the limits set forth in the 2007 Equity Plan, the Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the 2007 Equity Plan.
Automatic Non-employee Director Awards
The 2007 Equity Plan provides for the periodic automatic grant of RSU awards to non-employee directors. Each non-employee director continuing in office will automatically be granted on the day of each annual meeting of stockholders an award consisting of a number of RSUs determined by dividing $165,000 by the closing price of the Company's Common Stock on the grant date. These awards vest in full on the day immediately preceding the subsequent annual meeting. A non-employee director joining the Board between annual meetings of stockholders will receive a prorated RSU award on or about the tenth day of the month following the director's initial appointment or election to the Board.
Limitations on Awards
Awards under the 2007 Equity Plan are subject to the following limitations:

An option’s exercise price cannot be less than 100% of the fair market value of each share underlying the option on the date of option grant. A SAR’s base level price cannot be less than 100% of the fair market value of each share underlying the SAR on the date of grant of such SAR.
Section 162(m) of the Tax Code requires, among other things, that the maximum number of shares for which an award may be granted or the maximum amount of compensation that could be paid to an individual during a specified period must be set forth in the plan and approved by stockholders in order for the awards to be eligible for treatment as performance-based compensation that will not be subject to the $1,000,000 limitation on tax deductibility for compensation paid to each “covered employee.” Covered employees are the Company’s chief executive officer and its three highest compensated executive officers (excluding the chief executive and chief financial officers) holding office on the last day of the Company’s taxable year. Accordingly, the 2007 Equity Plan limits awards granted to an individual participant in any calendar year. The aggregate awards granted under the 2007 Equity Plan to any participant during any calendar year may not exceed (i) 4,000,000 shares of the Company’s Common Stock subject to stock options or SARs and (ii) 2,000,000 shares of the Company’s Common Stock subject to awards other than stock options and SARs. In addition, no participant may receive during any calendar year an award under the 2007 Equity Plan settled in cash exceeding $6,000,000 in the aggregate.
Without stockholder approval, the Company cannot reprice options or SARs, whether by directly lowering the exercise price, through cancellation of the option or SAR in exchange for a new option or SAR having a lower exercise price, or by the replacement of the option or SAR with a full value award (i.e., an award of restricted stock or RSUs).
Performance Goals
The Compensation Committee has the sole discretion to condition awards granted to those employees subject to Section 162(m) of the Tax Code on the attainment of objective performance goals. The Compensation Committee will establish the performance goals in writing. Such performance goals shall be based on one or more or a combination of the following criteria in either absolute or relative terms: (i) increased revenue; (ii) net income measures (including, but not limited to, income after capital costs and income before or after any one or more of the share-based compensation expense, interest, taxes, appreciation or amortization); (iii) stock price measures (including, but not limited to, growth measures and total stockholder return); (iv) market segment share; (v) earnings per share (actual or targeted growth); (vi) cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities); (vii) return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (viii) operating measures (including operating income, gross margin, operating margin, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); (ix) expense measures (including, but not limited to, overhead cost, research and development expense and general and administrative expense); (x) product technology leadership metrics; and (xi) product quality leadership metrics.
Transferability
Awards granted under the 2007 Equity Plan may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of a participant only by the participant or the participant’s legally authorized representative. However, the Compensation Committee, in its sole discretion, may allow for the transfer or assignment of a participant’s award pursuant to a divorce decree or domestic relations order, but only if such participant is a U.S. resident.
Adjustments upon Changes in Capitalization
In the event any change is made in the Company’s capitalization pursuant to a stock split, stock dividend, recapitalization or any other increase or decrease in the Company’s shares effected without receipt of consideration by the Company, equitable adjustments will be made to the number of shares of Common Stock available for grant under the 2007 Equity Plan, the exercise price of options, the SAR base level price, and the number of shares underlying outstanding awards, including restricted stock and RSU awards.
Merger or Change of Control
In the event of a merger, consolidation, or share exchange pursuant to which the Company is not the surviving or resulting corporation: (i) the shares or equivalent cash or property of the surviving or resulting corporation shall be substituted for any unexercised portions of outstanding awards under the 2007 Equity Plan; or (ii) all awards may be canceled by the Company immediately prior to the effective date of such event and each stockholder may be permitted to purchase all or any portion of the shares of Common Stock underlying his or her vested and unvested award(s) within 30 days before such effective date. In the event of a change in control of the Company, among other actions, the Compensation Committee may provide that the vesting and exercisability of all or any portion of the outstanding awards will be accelerated and exercisable in full and all restriction periods, if any, will expire.

Amendment or Termination
The Board may at any time and for any reason amend, alter, revise, suspend or terminate the 2007 Equity Plan, subject to the written consent of any participant whose rights would be adversely affected. Unless sooner terminated by the Board and subject to approval by the stockholders of this proposal, the 2007 Equity Plan will terminate on December 31, 2023. Without stockholder approval, the Board may not amend the 2007 Equity Plan in any manner that would require stockholder approval under applicable law.
Federal Tax Information
The following summary of the effect of United States federal income taxation upon the participant with respect to the 2007 Equity Plan does not purport to be complete and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.
Incentive Stock Options
An individual residing in the U.S. who is granted an incentive stock option is not taxed on the date of grant or vesting of such option. If the shares underlying the option are held for at least two years from the date of grant, and at least one year from the date of option exercise (the “holding periods”), then upon the sale of the shares, the individual will generally recognize a long-term capital gain or loss on the difference between the exercise price of the option and the fair market value of the Common Stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will generally recognize as ordinary income on the date of the disposition (a “disqualifying disposition”) of the shares an amount equal to the difference between the option’s exercise price and the fair market value of the Common Stock underlying the option determined as of the date of exercise (not to exceed the gain realized upon the disposition if the disposition is a transaction with respect to which a loss, if sustained, would be recognized). Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Non-Qualified Stock Options
An individual who is granted a non-qualified stock option generally is not taxed on the date of grant or vesting of such option. Rather, the individual will generally recognize as ordinary income on the date of option exercise an amount equal to the difference between the option’s exercise price and the fair market value of the stock underlying the option on the date of option exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.
Stock Appreciation Rights
An individual who is granted a SAR will generally recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR’s exercise price and the fair market value of the shares underlying the SAR on the date of exercise.
Restricted Stock
Unless an individual makes a timely election under Section 83(b) of the Tax Code (as described below), an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.

Restricted Stock Units
An individual generally will recognize no income upon the receipt of an award of RSUs. Upon the settlement of RSUs, the participant generally will recognize ordinary income in the year of receipt in an amount equal to the cash received and/or the fair market value of any substantially vested shares received in respect of vested RSUs. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Any further gain or loss on a subsequent sale of any shares received will be taxed as capital gain or loss.

In general, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the individual.
Plan Benefits
The number, amount and type of awards to be granted in the future to eligible persons under the 2007 Equity Plan cannot be determined at this time. With the exception of the RSUs to be automatically granted to non-employee Directors, awards under the 2007 Equity Plan will be granted at the discretion of the Compensation Committee or the Board of Directors, and accordingly cannot be determined at this time. See the above section “Automatic Non-employee Director Awards” for a discussion of the automatic grant of RSU awards to our non-employee directors under the 2007 Equity Plan.
The table below sets forth the RSUs awards that will be granted under the “Automatic Non-employee Director Awards” component of the 2007 Equity Plan on the date of the Annual Meeting to certain individuals and groups. This table is furnished pursuant to the rules of the SEC. Only non-employee directors are eligible to receive automatic non-employee Director awards.

Name and Position	Dollar Value ($)	Number of Units
Moshe N. Gavrielov	—	—
President and Chief Executive Officer
Jon A. Olson	—	—
Senior Vice President, Finance and Chief Financial Officer
Victor Peng	—	—
Senior Vice President, Programmable Platforms Group
Vincent L. Tong	—	—
Senior Vice President, Worldwide Quality and New Product Introductions
Frank A. Tornaghi	—	—
Senior Vice President,Worldwide Sales
All current executive officers, as a group	—	—
All current directors who are not executive officers, as a group	—(1)	—(1)
All employees who are not executive officers, as a group	—	—

(1)
On the date of the 2013 Annual Meeting, each non-employee Director continuing in office following the meeting automatically will be granted a number of RSUs determined by dividing $165,000 by the closing price of the Company’s Common Stock on that date.

Options Granted to Certain Persons
The aggregate number of shares of Common Stock subject to options granted to certain persons under the 2007 Equity Plan since its inception is reflected in the table below. Since its inception, no option has been granted under the 2007 Equity Plan to any other nominee for election as a Director, or any associate of any such director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the 2007 Equity Plan.

Name and Position	Amount of Options
Moshe N. Gavrielov	1,450,000
President and Chief Executive Officer

Jon A. Olson	326,250
Senior Vice President, Finance and Chief Financial Officer

Victor Peng	355,000
Senior Vice President, Programmable Platforms Group

Vincent L. Tong	246,250
Senior Vice President, Worldwide Quality and New Product Introductions

Frank A. Tornaghi	271,000
Senior Vice President, Worldwide Sales

All current executive officers, as a group	3,256,550

All current Directors who are not executive officers, as a group	108,000

All employees who are not executive officers, as a group	6,984,779
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN TO EXTEND ITS TERM UNTIL DECEMBER 31, 2023.

PROPOSAL FOUR
AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN

Our stockholders have previously approved the 2007 Equity Incentive Plan (2007 Equity Plan), under which employees, officers, directors and consultants may be granted share-based incentive awards. As of March 30, 2013, there were 36,500,000 shares of Common Stock authorized for issuance under the 2007 Equity Plan, of which 15,990,452 shares remained available for future grants. The stockholders are now being asked to approve an increase to the number of shares of Common Stock authorized for issuance under the 2007 Equity Plan by 2,000,000 shares, for a total of 38,500,000 authorized shares, of which 17,990,452 shares would be available for future grants.
In a separate proposal, our stockholders are asked to approve an amendment to extend the term of the 2007 Equity Incentive Plan by ten years to December 31, 2023. See Proposal Three—Approval to Extend the Term of the 2007 Equity Incentive Plan.
We make stock grants in connection with new hires and promotions and in connection with our annual “Focal Review.” Our Focal Review is a process in which we evaluate the performance and compensation of each Company employee. Following this evaluation, we make appropriate adjustments to the compensation of a substantial number of Company employees, including through equity grants. These compensation adjustments are typically made in July and the majority of our annual stock budget is used during this period. Our fiscal 2014 Focal Review will occur this July 2013, and our fiscal 2015 Focal Review will occur next July 2014. This means that we would go through two Focal Review periods, with corresponding equity grants, before having the opportunity at our next annual meeting to obtain stockholder approval of additional shares under the 2007 Equity Plan. In the past two years, we have used an average of 3,150,000 shares during the course of each year. As of March 30, 2013 there were 15,990,452 shares available for grant. Given the timing of when we issue this proxy statement and when we hold our annual meetings, we are seeking stockholder approval of a 2,000,000 share increase in the number of shares authorized and thereby available under the 2007 Equity Plan at the 2013 Annual Meeting, resulting in 17,990,452 shares available for future grants, in order to ensure that we will have a sufficient number of shares available to meet the requirements of our equity compensation program over the next two years.

We are committed to effectively managing the Company’s equity compensation while minimizing stockholder dilution. For this reason, we carefully manage the Company’s use of shares of Common Stock available for equity-based compensation each year and aim to keep dilution from our stock plans for employees under industry standards.

If we do not increase the shares of Common Stock available for issuance under the 2007 Equity Plan, then based on historical usage rates of shares under the plan, we would expect to significantly exhaust the number of shares available for issuance under the plan by the time of our next annual meeting, thereby potentially limiting our use of an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.
Summary of the 2007 Equity Plan

For a summary of the material terms of the 2007 Equity Plan, please see Proposal Three—Approval to Extend the Term of the 2007 Equity Incentive Plan. The summary of the 2007 Equity Plan is qualified in its entirety by the specific language of the 2007 Equity Plan, set forth in Appendix B to our 2013 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the 2007 Equity Plan can also be obtained from us at no charge upon request.
Federal Income Tax Aspects of the 2007 Equity Plan
For a summary of the U.S. federal income tax consequences of participation in the 2007 Equity Plan, please see Proposal Three—Approval to Extend the Term of the 2007 Equity Incentive Plan.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK TO BE RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.

Equity Compensation Plan Information
The table below sets forth certain information as of fiscal year ended March 30, 2013 about the Company’s common stock that may be issued upon the exercise of options, RSUs, warrants and rights under all of our existing equity compensation plans including the ESPP:

	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Security Holders
1997 Stock Plan	7,118,065		$30.88		—	(1)
2007 Equity Plan	11,655,986	(2)	$24.37	(3)	15,990,452	(4)
Employee Stock Purchase Plan	N/A		N/A		8,891,810
Total-Approved Plans	18,774,051		$28.01		24,882,262
Equity Compensation Plans NOT Approved by Security Holders
Supplemental Stock Option Plan (5)	7,000		$28.96		—
Total-All Plans	18,781,051		$28.01		24,882,262

(1)	The Company ceased issuing options under the 1997 Stock Plan as of April 1, 2007. The 1997 Stock Plan expired on May 8, 2007 and all available but unissued shares under this plan were cancelled.

(2)
Includes approximately 6,000,000 shares issuable upon vesting of RSUs that the Company granted under the 2007 Equity Plan, and assumes 100% performance achievement for performance-based RSUs granted in fiscal 2013. In May 2013, the Compensation Committee determined the actual number of RSUs earned based on performance achievement for peformance-based RSUs awarded in fiscal 2013. For more information on the number of RSUs at 100% performance achievement and the actual performance achievement for performance-based RSUs awarded in fiscal 2013, see the table under “EXECUTIVE COMPENSATION—Compensation Components—Long-Term Equity Incentive Compensation.”

(3)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(4)
On July 26, 2006, the stockholders approved the adoption of the 2007 Equity Plan and authorized 10,000,000 shares to be reserved for issuance thereunder. The 2007 Equity Plan, which became effective on January 1, 2007, replaced both the Company’s 1997 Stock Plan (which expired on May 8, 2007) and the Supplemental Stock Option Plan. On August 9, 2007, August 14, 2008, August 12, 2009, August 11, 2010, August 10, 2011, and August 8, 2012, our stockholders authorized the reserve of an additional 5,000,000 shares, 4,000,000 shares, 5,000,000 shares, 4,500,000 shares, 4,500,000 shares and 3,500,000 shares, respectively. All of the shares reserved for issuance under the 2007 Equity Plan may be granted as stock options, stock appreciation rights, restricted stock or RSUs.

(5)
Under the Supplemental Stock Option Plan, options were granted to employees and consultants of the Company, however neither officers nor members of our Board were eligible for grants under the Supplemental Stock Option Plan. Only non-qualified stock options were granted under the Supplemental Stock Option Plan (that is, options that do not entitle the optionee to special U.S. income tax treatment) and such options generally expire not later than 12 months after the optionee ceases to be an employee or consultant. Upon a merger of the Company with or into another company, or the sale of substantially all of the Company’s assets, each option granted under the Supplemental Stock Option Plan may be assumed or substituted with a similar option by the acquiring company, or the outstanding options will become exercisable in connection with the merger or sale.

PROPOSAL FIVE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Our executive officer compensation program is designed to attract and retain talented and qualified senior executives to manage and lead our Company and to motivate them to pursue and meet our corporate objectives. Under this program, our named executive officers are rewarded for individual and collective contributions to our success consistent with our “pay for performance” orientation. Furthermore, the executive officer total compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. Additional details about our executive compensation programs are described under the section titled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”
Our Compensation Committee regularly reviews the executive officer compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
Required Vote
The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL SIX
RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS
The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Xilinx for the fiscal year ending March 29, 2014 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of Ernst & Young LLP, the Company, the Board and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young LLP.
Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young LLP has audited the Company’s financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.
Fees Paid to Ernst & Young LLP
The following table shows the fees billed or to be billed for audit and other services provided by Ernst & Young LLP for fiscal 2013 and 2012.

	2013	2012
Audit Fees	$2,545,000	$2,655,000
Audit-Related Fees	8,000	8,000
Tax Fees	170,000	132,000
All Other Fees	57,000	29,000
Total	$2,780,000	$2,824,000
Audit Fees
This category includes fees for the audit of the Company’s annual financial statements and for the review of the Company’s interim financial statements on Form 10-Q. This category also includes advice on any audit and accounting matters that arose during the annual audit, the review of interim financial statements, and statutory audits required by non-U.S. jurisdictions. In fiscal 2013, audit fees included acquisitions, and in fiscal 2012, audit fees included services related to the Company’s Oracle R12 implementation and acquisitions.
Audit-Related Fees
This category consists of assurance and related services that are reasonably related to the performance of the annual audit or interim financial statement review and are not reported under “Audit Fees.” In fiscal 2013 and fiscal 2012, audit-related services consisted of services performed in connection with the audit of an employee benefit plan.
Tax Fees
This category consists of fees for tax compliance, tax advice and tax planning services, including preparation of tax returns and assistance and representation in connection with tax audits and appeals.
All Other Fees
In fiscal 2013 and fiscal 2012, all other fees consisted of fees related to advice and consulting services provided in connection with review of the International Financial Reporting Standards (IFRS).

Audit Committee’s Pre-approval Policy and Procedures
The Audit Committee has adopted policies and procedures for approval of financial audit (and audit-related), non-financial audit and tax consulting work performed by Ernst & Young LLP. Pursuant to its charter and those policies, the policy of the Audit Committee is that any and all services to be provided to the Company by Ernst & Young LLP are subject to pre-approval by the Audit Committee. The Audit Committee pre-approves annual audit fees, quarterly reviews and tax compliance fees at the beginning of the fiscal year. In its review of non-financial audit and tax consulting services, the Audit Committee considers whether the provision of such services are consistent with SEC guidance, and whether the service facilitates the performance of the financial audit, improves the Company’s financial reporting process, and is otherwise in the Company’s best interests and compatible with maintaining Ernst & Young LLP’s independence.
The Audit Committee did not waive its pre-approval policies and procedures during the fiscal year ended March 30, 2013.
All of the services described in the fee table above were approved pursuant to the Audit Committee’s pre-approval policy.
Required Vote
Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will be counted as “AGAINST” votes with respect to the proposal, but broker non-votes will have no effect on the outcome of the proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S EXTERNAL AUDITORS FOR FISCAL 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of Common Stock of the Company as of May 10, 2013, including the right to acquire beneficial ownership within 60 days of May 10, 2013, except as noted below, by: (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s Directors and Director nominees, (iii) each of the named executive officers identified in the section entitled “Executive Compensation” and (iv) all current Directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such beneficial owners, has sole voting power and sole investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Greater than 5% Stockholders
Blackrock, Inc.	21,672,027	(2)	8.2
40 East 52nd Street New York, NY 10022
T. Rowe Price Associates, Inc.	16,131,927	(3)	6.1
100 East Pratt Street Baltimore, MD 21202
The Vanguard Group, Inc.	15,888,421	(4)	6.0
100 Vanguard Blvd. Malvern, PA 19355
Directors
Philip T. Gianos	156,151	(5)	*
Moshe N. Gavrielov	1,115,822	(6)	*
John L. Doyle	71,124	(7)	*
William G. Howard, Jr.	119,052	(8)	*
J. Michael Patterson	68,044	(9)	*
Albert A. Pimentel	9,997	(10)	*
Marshall C. Turner	62,102	(11)	*
Elizabeth W. Vanderslice	74,506	(12)	*
Named Executive Officers
Jon A. Olson	619,475	(13)	*
Victor Peng	369,883	(14)	*
Vincent L. Tong	367,086	(15)	*
Frank. A. Tornaghi	258,530	(16)	*
All current Directors and executive officers as a group (16 persons)	3,723,647	(17)	1.4

*    Less than 1%

(1)
The beneficial ownership percentage of each stockholder is calculated on the basis of 263,863,503 shares of common stock outstanding as of May 10, 2013. Any additional shares of common stock that a stockholder has the right to acquire within 60 days after May 10, 2013 that are not already outstanding at such time are deemed to be outstanding and beneficially owned for the purpose of calculating that stockholder’s percentage beneficial ownership. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Xilinx, Inc., 2100 Logic Drive, San Jose, California 95124.

(2)
Based on information contained in a Schedule 13G/A, reflecting stock ownership information as of December 31, 2012, which was filed by this stockholder pursuant to Section 13(d) of the Exchange Act (Section 13(d)), on February 1, 2013 reporting beneficial ownership of 21,672,027 shares of Common Stock consisting of 21,672,027 shares as to which it has sole voting power and sole dispositive power.

(3)
Based on information contained in a Schedule 13G/A, reflecting stock ownership information as of December 31, 2012, which was filed by this stockholder pursuant to Section 13(d), on February 11, 2013 reporting beneficial ownership of 16,131,927 shares of Common Stock consisting of 4,847,104 shares as to which it has sole voting power and 16,130,427 shares as to which it has sole dispositive power. According to the stockholder, these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims beneficial ownership of such securities.

(4)
Based on information contained in a Schedule 13G/A, reflecting stock ownership information as of December 31, 2012, which was filed by this stockholder pursuant to Section 13(d), on February 11, 2013 reporting beneficial ownership of 15,888,421 shares of Common Stock consisting of 462,165 shares as to which it has sole voting power, no shares as to which it has shared voting power, 15,453,239 shares as to which it has sole dispositive power and 435,182 shares as to which it has shared dispositive power.

(5)
Consists of 76,704 shares held directly, 13,427 shares held in a family trust, 20 shares held by Mr. Gianos’ son and 66,000 shares issuable upon exercise of options. Does not include 7,625 shares that are vested but not settled pursuant to a pre-arranged deferral program.

(6)
Consists of 70,378 shares held directly, 995,385 shares issuable upon exercise of options and 50,059 shares issuable upon settlement of RSUs, which represents 25,660 shares vesting as a result of performance achievement under an RSU granted in fiscal 2012, and 24,399 shares vesting as a result of performance achievement under an RSU granted in fiscal 2013.

(7)	Consists of 17,124 shares held in a family trust and 54,000 shares issuable upon exercise of options.

(8)	Consists of 32,000 shares held directly, 21,052 held in a family trust and 66,000 shares issuable upon exercise of options.

(9)
Consists of 8,400 shares held directly, 51,000 shares issuable upon exercise of options, and 8,644 shares issuable upon settlement of RSUs. Does not include 7,625 shares that are vested but not settled pursuant to a pre-arranged deferral program.

(10)	Consists of 9,997 shares held in a family trust.

(11)	Consists of 25,352 shares held directly, 750 shares held by Mr. Turner’s spouse and 36,000 shares issuable upon exercise of options.

(12)
Consists of 5,520 shares held directly, 2,986 shares held in joint tenancy and 66,000 shares issuable upon exercise of options. Does not include 7,625 shares that are vested but not settled pursuant to a pre-arranged deferral program.

(13)
Consists of 40,587 shares held in a family trust, 560,000 shares issuable upon exercise of options and 18,888 shares issuable upon settlement of RSUs, which represents 9,765 shares vesting as a result of performance achievement under an RSU granted in fiscal 2012, and 9,123 shares vesting as a result of performance achievement under an RSU granted in fiscal 2013.

(14)
Consists of 19,745 shares held directly, 331,250 shares issuable upon exercise of options and 18,888 shares issuable upon settlement of RSUs, which represents 9,765 shares vesting as a result of performance achievement under an RSU granted in fiscal 2012, and 9,123 shares vesting as a result of performance achievement under an RSU granted in fiscal 2013.

(15)
Consists of 30,098 shares held directly, 324,250 shares issuable upon exercise of options and 12,738 shares issuable upon settlement of RSUs, which represents 6,585 shares vesting as a result of performance achievement under an RSU granted in fiscal 2012, and 6,153 shares vesting as a result of performance achievement under an RSU granted in fiscal 2013.

(16)
Consists of 14,792 shares held directly, 231,000 shares issuable upon exercise of options and 12,738 shares issuable upon settlement of RSUs, which represents 6,585 shares vesting as a result of performance achievement under an RSU granted in fiscal 2012, and 6,153 shares vesting as a result of performance achievement under an RSU granted in fiscal 2013.

(17)	Includes an aggregate of 3,305,430 shares issuable upon exercise of options or settlement of RSUs.
For certain information concerning our Executive Officers, see “Executive Officers of the Registrant” in Item 1 of Part I of our Form 10-K.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This section of the proxy statement explains our compensation programs in general, and how they operate with respect to our named executive officers in particular. This year, our “named executive officers” are our CEO, CFO and the three most highly compensated executive officers serving at the end of fiscal 2013, as follows:

•	Moshe N. Gavrielov, President and Chief Executive Officer

•	Jon A. Olson, Senior Vice President, Finance and Chief Financial Officer

•	Victor Peng, Senior Vice President, Programmable Platforms Group

•	Vincent L. Tong, Senior Vice President, Worldwide Quality and New Product Introductions

•	Frank A. Tornaghi, Senior Vice President, Worldwide Sales
Overview
Financial Performance for Fiscal 2013
Xilinx achieved success in fiscal 2013, despite challenging economic conditions that continued to impact the semiconductor industry. Although the Company’s overall net revenues were down in fiscal 2013 compared to the prior fiscal year, the Company achieved a record gross margin percentage in fiscal 2013. In addition, the Company began to see returns on its investment in research and development with the success of the Company’s 28-nm product portfolio. Following are some major product and financial highlights in fiscal 2013:

•	Overall net revenues were $2.17 billion, compared to $2.24 in the prior fiscal year

•	Gross margin for the full fiscal year reached a record 66%, compared to 65% in the prior fiscal year

•
Net revenues from our new products increased 81% in fiscal 2013, compared to the prior fiscal year. Products in this category are our Virtex®-7, Kintex®-7, Zynq®-7000, Virtex-6, and Spartan®-6 products

•	Sales from our 28-nm product portfolio, which includes the 7 series FPGAs and the Zynq-7000 family, surpassed $100 million

•	We expanded our software leadership with the introduction of the Vivado® Design Suite, a design environment built from the ground up, providing customers with up to a 4X productivity advantage

•	We increased our dividend by $0.03 per diluted share, bringing our quarterly dividend to $0.25 per diluted share, the largest in our history

•	We returned $198 million to our stockholders through our stock buyback program

•	Our total stockholder return on an annualized basis over the prior 1-, 3-, and 5-year periods was 7%, 17% and 13%, respectively.
Fiscal 2013 Key Compensation Actions
In keeping with our pay-for-performance philosophy, compensation awarded to the named executive officers for fiscal 2013 reflected our financial results and critical strategic advancements:

•
Pay Mix. We provide our named executive officers with three primary elements of pay: base salary, incentive cash compensation and long-term equity compensation. The performance-based incentives, consisting of incentive cash compensation and equity compensation, together constitute the largest portion of potential compensation for the named executive officers. The following charts show the pay mix for (i) our CEO, and (ii) all other named executive officers, for fiscal 2013:

The percentages above were calculated using salary, incentive cash compensation, grant date fair value of equity awards, and all other compensation as reported in the Summary Compensation Table.

•
Incentive Cash Compensation. We paid bonuses consistent with our financial results and individual performance goals set for each named executive officer. As discussed below, our 2013 Executive Incentive Plan (2013 Incentive Plan) was designed around the achievement of three components: revenue growth, operating profit margin, and individual performance. With respect to the operating profit component, the Company exceeded the target in the first half and performed at target for the second half of fiscal 2013 resulting in 110% and 100% payouts, respectively. The payouts to the named executive officers (other than our CEO) under the individual performance component ranged from 105% to 125% of target for the first half of the fiscal year and from 110% to 120% target for the second half of the fiscal year. The payout to Mr. Gavrielov, our CEO, under the individual performance component was 120% of target, which was measured annually rather than semi-annually. The Company did not meet its revenue growth component and therefore no bonus was paid for that performance metric. As a result of the performance outcomes above, annual incentive cash compensation paid to our named executive officers for fiscal 2013 was below each executive's target annual incentive opportunity.

The following table shows the annual performance achievement as a percentage of target by our named executive officers under the 2013 Incentive Plan:
Named Executive Officer Actual Incentive Cash Compensation as a Percent of Target

Name	Total Incentive Award as % of Target
Moshe N. Gavrielov	79.47%
Jon A. Olson	77.09%
Victor Peng	79.38%
Vincent L. Tong	80.47%
Frank A. Tornaghi	75.50%

•
Long-Term Equity Incentive Compensation. In fiscal 2013, the Compensation Committee granted restricted stock units (RSUs) to our named executive officers. The RSUs granted were comprised of a mix of performance-based RSUs (60%) and time-based RSUs (40%) in fiscal 2013. The Compensation Committee believed that a greater portion of the RSUs should be specifically tied to performance requirements in line with our business strategy to align pay with performance. Shares earned under the 2013 performance-based RSU grants were based on three performance measures that we believe drive long-term shareholder value.  These measures are share of revenue, technology leadership and quality leadership.  Performance is measured over one year and any shares earned vest over an additional two years (for a total of three years of vesting).  In fiscal year 2013, the Company exceeded the thresholds for payout for all three performance measures.  As a result, each named executive officer earned 127.3% of the target number of shares granted (one-third of the shares vest in July 2013 and the remainder will vest one-third in July 2014 and one-third in July 2015).

Impact of 2012 Shareholder Advisory Vote on Executive Compensation
In August 2012, we conducted a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say on pay” vote, at our Annual Meeting of Stockholders. Our stockholders overwhelmingly approved the compensation of the named executive officers, with approximately 91% of stockholder votes cast in favor of our executive compensation program.
As the Compensation Committee evaluated our executive compensation policies and practices throughout fiscal 2013, it was mindful of the strong support our stockholders expressed for our compensation philosophy and objectives. Accordingly, and as a result of the favorable say-on-pay vote, the Company continued its long-term equity incentive philosophy by granting a mix of time-based and performance-based RSUs and the Compensation Committee decided to retain its general approach to executive compensation, with an emphasis on granting incentive compensation such as performance-based RSUs that reward our most senior executives when they deliver value for our stockholders.
Consistent with the recommendation of the Board of Directors and the preference of our stockholders as reflected in the advisory vote on the frequency of future say-on-pay votes conducted at our 2011 Annual Meeting of Stockholders, the Board of Directors has adopted a policy providing for an annual advisory vote on the compensation of our named executive officers.
Role of the Compensation Committee
The Compensation Committee, in consultation with the Company’s CEO, is responsible for establishing the Company’s compensation and benefits philosophy and strategy. The Compensation Committee also oversees the general compensation policies of the Company and sets specific compensation levels for corporate officers, including the named executive officers. The Compensation Committee, together with the Board, evaluates the CEO’s performance and, the Compensation Committee determines CEO compensation. In determining compensation strategy, the Compensation Committee reviews market competitive data (described below) to ensure that the Company is able to attract, motivate, reward and retain quality employees, including the named executive officers. The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so, as described below, but may not delegate its authority to such advisors.
Compensation Consultant
In fiscal 2013, the Compensation Committee continued to retain the services of Semler Brossy Consulting Group LLC (Semler Brossy) to act as its independent compensation consultant. Semler Brossy reported directly to the Compensation Committee and not to management. Semler Brossy provided the Compensation Committee with general advice on compensation matters, including reviewing the composition of the peer group, providing compensation data related to executives at the selected companies in the peer group and providing advice on our executive officers’ compensation generally. Based on the above and its review of the factors set forth under Rule 10C-1 of the Exchange Act, the Compensation Committee assessed the independence of Semler Brossy and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee. In fiscal 2013, the Compensation Committee met regularly in executive session with its independent compensation consultant without management present. Semler Brossy did not provide any additional services to the Company other than the services for which it was retained by the Compensation Committee, and the Compensation Committee is not aware of any conflict of interest that exists that would otherwise prevent Semler Brossy from being independently engaged. The Company pays the cost for Semler Brossy’s services.
Compensation Philosophy and Objectives
The primary objectives of the Compensation Committee with respect to determining executive compensation are to attract, motivate and retain talented employees and to align executives’ interests with those of stockholders, with the ultimate objective of improving stockholder value. It is the philosophy of the Compensation Committee that the best way to achieve this is to align executives’ compensation with their level of performance, thereby compensating executives on a “pay for performance” basis.
To achieve these objectives, the Compensation Committee has implemented and oversees compensation plans that tie a significant portion of executives’ overall compensation to our financial performance, including operating profit, revenue growth, our share of revenue and the trading price of our Common Stock. Overall, the total compensation opportunity is intended to create an executive compensation program which is competitive with comparable companies. The comparable companies considered by the Compensation Committee are described more fully below.
For fiscal 2013, the Compensation Committee approved the 2013 Incentive Plan, which is described in greater detail below. Compensation under the 2013 Incentive Plan varied with our financial performance during the fiscal year. Bonus payments to executives corresponded with the Company’s performance during the fiscal year, as well as with their individual performance. This design was intended to accomplish the Company’s goal of aligning executives’ interests with those of stockholders by encouraging the executives to work diligently toward the success of the Company, and to reward, as appropriate, achievement of semi-annual and annual objectives.
In addition to the 2013 Incentive Plan, the Company further seeks to advance its objective of aligning executives’ interests with the interests of stockholders through its 2007 Equity Incentive Plan (2007 Equity Plan). In May 2013, the Compensation Committee approved amendments to the 2007 Equity Plan to extend its term by ten years and to increase the number of shares reserved for issuance by 2,000,000 shares, as further discussed under Proposals Three and Four. The purpose of the 2007 Equity Plan is to promote the success of our business by encouraging equity ownership in the Company. In particular, the 2007 Equity Plan provides officers with incentive to exert maximum effort toward the success of the Company and to participate in such success through acquisition and retention of our Common Stock.
Procedural Approaches to Accomplish Compensation Objectives
The Compensation Committee believes that the executive compensation provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that rewards performance as measured against established goals.
Peer Group Data. To aid in its periodic examination and determination of executive compensation, the Company purchased for the Compensation Committee data from Radford Surveys + Consulting (Radford), specifically the Radford Global Technology Survey, to assist in setting executive compensation. In our survey of market data, we focused on companies meeting all or some of the following criteria: (i) they operate in a similar industry as the Company; (ii) they are of roughly similar size (as measured by revenues and aggregate market capitalization) as the Company; (iii) they have growth expectations similar to those of the Company; and (iv) they are companies against whom the Company competes for talent. For fiscal 2013, the Compensation Committee considered the following peer group companies:

• Advanced Micro Devices, Inc. • Altera Corporation • Analog Devices, Inc. • Applied Materials, Inc. • Atmel Corporation • Autodesk, Inc. • Broadcom Corporation • Brocade Communications Systems Inc.
•     Cadence Design Systems, Inc.

•     Cypress Semiconductor Corporation

•     Fairchild Semiconductor International Inc.

•     KLA-Tencor Corporation

•     LAM Research Corporation

•     Linear Technology Corporation

•     LSI Corporation

• Marvell Technology Group Ltd. • Maxim Integrated Products Inc. • Microchip Technology Inc. • Nvidia Corporation • ON Semiconductor Corporation • Sandisk Corporation • Synopsys, Inc.
The Compensation Committee approved several changes to the peer group in fiscal 2013 to ensure the peer group remained relevant. First, three companies were added to the list, namely Applied Materials Inc., Autodesk, Inc. and Brocade Communications Systems, Inc., because they compete for similar end markets and met the criteria enumerated above. Second, two companies were removed from the list, namely Novellus Systems, Inc. and National Semiconductor Corporation, because they either had been or were in the process of being acquired. Data on the compensation practices of the above-mentioned peer group is generally gathered through searches of publicly available information, including publicly available databases. Peer group data is gathered with respect to base salary, bonus targets and equity awards. The Radford survey reflects more current information than the information found through publicly available sources. In fiscal 2013 all of the peer group companies identified above participated in the Radford survey. The Compensation Committee reviews the Radford survey and publicly available information of compensation offered by the applicable market comparables. While the Compensation Committee reviews the external market data, it does not target any specific pay percentile within those companies for purposes of setting cash and equity compensation levels. Rather, the Compensation Committee uses the peer group information merely as a guide to determine whether we are generally competitive in the market.
CEO Evaluation and Compensation Determination. The Compensation Committee, together with the Board, annually reviews the performance of the CEO in light of the goals and objectives of the Company’s executive compensation plans, and approves CEO compensation. The review of the performance and compensation of the CEO and all other named executive officers is conducted annually during the period commencing around the middle of May which is called our “Focal Review Period.” The Compensation Committee uses objective data from peer group companies to assist in determining the compensation of the CEO, and compares the data to competitive ranges following statistical analysis and review of subjective policies and practices, including assessment of the CEO’s achievements, and a review of compensation paid to CEOs of the peer group companies. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee considers all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to CEOs of the peer group companies, the awards given to the CEO in prior years, and formal feedback from the independent directors. To provide further assurance of independence, the Compensation Committee’s independent compensation consultant, Semler Brossy, provides its recommendation for CEO compensation. The compensation consultant prepares analyses showing competitive CEO compensation among the peer group for the individual elements of compensation and total direct compensation. Then, it provides the Compensation Committee with a range of recommendations for any change in the CEO’s base salary, annual incentive target, equity grant value, and equity mix. The recommendations take into account the peer group competitive pay analysis, expected future pay trends, and importantly, the position of the CEO in relation to other senior executives and proposed pay actions for all key employees of the Company. The range allows the Compensation Committee to exercise its discretion based on the CEO’s individual performance and other factors.
Based on the foregoing and after reviewing comparative compensation data provided by Semler Brossy, the Compensation Committee approved increases in Mr. Gavrielov’s base salary and target bonus percentages for fiscal 2013. Mr. Gavrielov's base salary was increased by $50,000 to $750,000 and his target bonus rate was increased by 15 percentage points from 110% to 125% for fiscal year 2013.
Evaluation of Other Named Executive Officers and Compensation Determination. The CEO works with the Compensation Committee in establishing the Company’s compensation and benefits philosophy and strategy for its executives and also makes specific recommendations to the Compensation Committee with respect to the individual compensation for each of the executive officers, including the named executive officers other than himself. With respect to the named executive officers, the Compensation Committee annually reviews, with the CEO, the executives’ performance in light of the goals and objectives of the Company, and approves their compensation. The Compensation Committee also considers all relevant factors in approving the level of such compensation, including each executive officer’s performance during the year, specifically an officer’s accomplishments, areas of strength and areas for development, the executive’s scope of responsibility and contributions to the Company, and the executive’s experience and tenure in the position. During the Focal Review Period, the CEO and members of the Company’s human resources department evaluate each named executive officer’s performance during the year based on the CEO’s knowledge of each named executive officer’s performance, individual self-assessment and feedback provided by the named executive officer’s peers and direct reports. The CEO also reviews compensation data gathered from Radford as well as from publicly available information such as SEC filings and identifies trends and competitive factors to consider in adjusting compensation levels of the named executive officers. The CEO then makes a recommendation to the Compensation Committee as to each element of each named executive officer’s compensation.
Compensation Components
Our executive compensation is divided into the following components: base salary, incentive cash compensation, and long-term equity incentive compensation. The following table summarizes these elements of compensation:

Compensation Element	Objectives	Key Features
Base Salary	Provides a fixed, baseline level of compensation for services rendered during the fiscal year.
Fixed cash compensation is based on scope of responsibility, breadth of knowledge, experience and tenure in the position and individual performance.

In addition, in determining base salaries for executive officers, we review the base salaries being paid to executive officers in comparable positions in our peer group companies and conduct an internal review of the executive’s compensation, both individually and relative to other executive officers.

Performance-Based Incentive Cash Compensation	Rewards participants for achieving or exceeding corporate and individual performance objectives and serves to compensate, attract and retain highly qualified executives.
The incentive cash bonus is calculated as a percentage of the named executive officer’s annual base earnings. Cash incentive awards are payable based on the achievement of pre-established corporate objectives, including revenue growth, operating profit, and individual performance goals. The operating profit component and individual performance component are paid on a semi-annual basis for all named executive officers except the CEO whose operating profit component is paid on a semi-annual basis but whose individual performance is paid on an annual basis. The revenue growth component is paid on an annual basis for all named executive officers.

Long-Term Equity Incentive Compensation
Establishes a corporate culture that supports strong long-term corporate performance by encouraging our named executive officers to take a long-term outlook.

Provides an important retention tool for named executive officers to the extent that equity awards are subject to vesting over an extended period of time.

The performance-based RSUs have several performance-based components, including share of revenue, technology leadership and quality leadership. The number of performance-based RSUs earned is dependent on the level of achievement under these performance metrics, aligning pay with performance. Following determination of the number of performance-based RSUs earned, the RSUs will be subject to further time-based vesting. The performance-based RSUs will vest in three annual equal installments, starting one year from the date of grant.

The time-based RSUs vest in one lump sum on the third anniversary from the date of grant.

Base Salary. In May 2012, as part of the annual Focal Review Period, the Compensation Committee reviewed the base salaries of our named executive officers focusing on the competitiveness of salaries. Based on comparing current salaries to the base salary levels at the companies in our peer group, as well as considering the roles and responsibilities and potential performance of the named executive officers, the Compensation Committee increased the base salaries of Mr. Olson by $10,000, Mr. Peng by $60,000, Mr. Tong by $20,000 and Mr. Tornaghi by $15,000. The base salary increases were effective July 1, 2012. As discussed above, Mr. Gavrielov, our CEO, received a $50,000 increase in his base salary in fiscal 2013, also effective on July 1, 2012.

The following table is a summary of the changes to base salary for our named executive officers in fiscal 2013:
Named Executive Officer Salary Adjustments

Named Executive Officer	Fiscal 2012 Salary(1)	Fiscal 2013 Salary(1)	Percent Change
Moshe N. Gavrielov	$700,000	750,000	7.1%
Jon A. Olson	470,000	480,000	2.1%
Victor Peng	410,000	470,000	14.6%
Vincent L. Tong	350,000	370,000	5.7%
Frank A. Tornaghi	370,000	385,000	4.1%

(1)
These amounts reflect the base salaries approved for a particular fiscal year, and not the actual earnings for the respective named executive officer, which earnings may be different due to certain factors, such as the timing of the approved salary increase.

Incentive Cash Compensation. In fiscal 2013, the Compensation Committee adopted the 2013 Incentive Plan. The bonus target for our CEO was increased to 125% of his annual base earnings, up from 110% in fiscal 2012, based on competitive market data. The bonus target for all other named executive officers was 75% of their annual base earnings, unchanged from fiscal 2012. Under the 2013 Incentive Plan, the cash bonuses for the named executive officers were based on each executive’s earnings and then determined using three different components, each with a different weighting: (1) the Company’s operating profit as a percentage of revenue determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP (OP Component), but excluding payments under the Company’s non-sales incentive plans and other unusual charges, weighted at 30%; (2) the Company’s annual revenue growth (Growth Component), weighted at 30%; and (3) the individual performance component (Individual Performance Component) based on individual performance goals pertaining to such officer’s position and responsibilities, weighted at 40%. The OP Component and Individual Performance Component are paid on a semi-annual basis and the Growth Component is paid on an annual basis, except for Mr. Gavrielov, our CEO, whose OP Component is paid on a semi-annual basis but whose Individual Performance Component and Growth Component are paid on an annual basis.
For fiscal 2013 as compared to fiscal 2012, the weighting of the different components was revised to increase the weighting of the Growth Component by 10 percentage points and correspondingly reduce the Individual Performance Component by 10 percentage points in order to greater emphasize revenue growth as a factor in determining bonus amounts.
For the first half of fiscal 2013, the Company exceeded the operating profit objective resulting in a 110% payout under the OP Component. Payouts to the named executive officers (other than our CEO) under the Individual Performance Component for the first half of the fiscal year ranged from 105% to 125% of target. In the second half of the fiscal year, the Company met its operating profit objective, resulting in a 100% payout under the OP Component. In the second half of the fiscal year, the payouts to the named executive officers (other than our CEO) under the Individual Performance Component ranged from 110% to 120% of target. The payout to Mr. Gavrielov, our CEO, under the Individual Performance Component was 120% of target, which was measured annually rather than semi-annually. The Company did not meet its revenue growth component and therefore no bonus was paid for that performance metric. The following table shows the annual performance achievement as a percentage of target by our named executive officers under the 2013 Incentive Plan:
Named Executive Officer Actual Incentive Cash Compensation as a Percent of Target

Name	Total Incentive Award as % of Target
Moshe N. Gavrielov	79.47%
Jon A. Olson	77.09%
Victor Peng	79.38%
Vincent L. Tong	80.47%
Frank A. Tornaghi	75.50%

 Each component is described in more detail below under the sections entitled “Operating Profit Component,” “Revenue Growth Component,” and “Individual Performance Component.”

Operating Profit Component. The OP Component is designed to measure and reward improvements in the Company’s operating profit. The goal in the OP Component is to continually manage and reduce costs and enhance profitability. For purposes of the 2013 Incentive Plan, the OP Component is calculated on a semi-annual basis using the financial results for the fiscal six-month period. The operating profit percentage used in the OP Component, and referred to in the discussion below, excludes expenses related to bonus payments made under the Company’s non-sales incentive compensation plans and other non-recurring adjustments or expenses that are not associated with currently planned or on-going business operations such as litigation expenses and restructuring expenses. In connection with the calculation of the OP Component for the second half of fiscal 2013, the Compensation Committee exercised its discretion to exclude a restructuring charge, not to exceed $3 million, incurred by the Company as a result of reductions in force in its offices globally.
The OP Component is subject to a threshold range for any payout and contains a multiplier that increases payout under this component depending on Company performance. For fiscal 2013, the Compensation Committee instituted a cap of 2 times (2x) on the multiplier, which means the maximum multiplier for the OP Component is 200%. There was no cap in the OP Component in fiscal 2012. Except for the cap of 2x on the multiplier, the operating margin percentage targets remained unchanged from fiscal 2012. The table below outlines the general progression of the multipliers in fiscal 2013:
OP Component Scale (Abbreviated)

Operating Profit Margin (FY2013)	OP Component Multiplier
<13%	—
13% - 19%	20%
20%	30%
27% - 29%	100%
30%	110%
34%	150%
39%	200%
Once the Company reached 13% operating profit, then the OP Component multiplier (OP Component Multiplier) would equal 20%. The OP Component Multiplier remained at 20% for each percentage point increase in operating profit until the Company achieved 20% operating profit. Once the Company’s operating profit reached 20%, then the OP Component Multiplier increases by 10% for each percentage point increase over 20% operating profit until the Company reaches 27% operating profit. The Company would then pay 100% of the OP Component of the target bonus for operating profit between 27% and 29%. Thereafter, the OP Component Multiplier increases by 10% for each percentage point increase of operating profit over 29% until a total operating profit of 39%, at which the multiplier is capped at 200%.
The calculations below of the OP Component Multiplier are based on actual fiscal 2013 Company performance, and show the Company's operating profit exceeded target in the first half of the fiscal year and was at target for the second half of the fiscal year.
OP Component Multipliers for Fiscal 2013

Period	Actual Company OP Component	OP Component Multiplier
First Half	30%	1.1
Second Half	28%	1.0
The OP Component was paid semi-annually and determined by the following formula:
OP Component Weighting (30%) x OP Component Multiplier x Target Bonus % x Semi-Annual Earnings = Semi-Annual OP Component
Revenue Growth Component. The Growth Component measures increases in the Company’s revenue growth year over year and rewards increases over a certain minimum threshold. The Growth Component is measured and paid on an annual basis. In fiscal 2013, the minimum increase in revenue growth for payment was 1%. Once the Company reached 1% revenue growth year over year, then the Growth Component multiplier (Growth Component Multiplier) would equal 20%. The Growth Component Multiplier increased by 20% for each percentage point of revenue growth above 1%, and was capped at 200%.

The Growth Component for the year was determined by the following formula:
Growth Component Weighting (30%) x Growth Component Multiplier x Target Bonus % x Annual Earnings = Growth Component
In fiscal 2013, the Company did not meet its revenue Growth Component threshold for payout and therefore no bonus was paid for that performance metric.
Individual Performance Component. Under the Individual Performance Component, for each performance period, each named executive officer received up to a maximum of ten individual goals, each with a weighting depending on the value of the goal. The threshold payment for any payout under the Individual Performance Component is 50% overall achievement and the maximum performance is capped at 150% (Individual Performance Multiplier).
Each individual goal under the Individual Performance Component was (1) directly related to the Company’s business objectives and (2) corresponded to such executive’s position and responsibilities at the Company. The management goals for the named executive officers related to the broader corporate goals within the following categories:

•	Product objectives. Goals related to product innovation and development, product quality and product schedules fell within this category.

•	Sales and marketing objectives. Goals related to design wins, marketing strategies and product launches fell within this category.

•	Operational objectives. Goals related to fiscal discipline, cost reductions, business efficiencies and profitability fell within this category.

•	Organizational objectives. Goals related to the implementation of employee performance and compensation programs, succession planning and compliance fell within this category.
The Individual Performance Component is paid semi-annually for all named executive officers, except the CEO, and determined by the following formula:
Individual Performance Component Weighting (40%) x Individual Performance Multiplier x Target Bonus % x Semi-Annual Earnings = Semi-Annual Individual Performance Component
The CEO’s Individual Performance Component was paid annually and determined by the following formula:
Individual Performance Component Weighting (40%) x Individual Performance Multiplier x Target Bonus % x Annual Earnings = CEO’s Individual Performance Component
For all named executive officers other than the CEO, the CEO, in consultation with each executive, assigned a weight to each goal which was measured in proportion to how that goal corresponded to the importance of the business objective involved. At the end of each semi-annual period, the CEO reviewed his determination of the executive's performance along with the executive's self assessment on a scale of 0% to 150% of the executive's achievement of each goal. Based on the CEO's determination of the executive's level of goal achievement, the CEO then recommended to the Compensation Committee an individual performance multiplier, on a scale of 0% to 150%, for each named executive officer.
For the CEO, the Compensation Committee, in consultation with the CEO, set forth each of the CEO’s goals, which were measured in proportion to the importance of that goal to the business. At the end of the annual period, the CEO self-assessed his achievement of each goal on the same 0% to 150% scale and submitted the self-assessment to the Compensation Committee. The performance of these goals was then reviewed and discussed with the Board and the award was approved by the Compensation Committee.
The table below reflects a hypothetical example of how particular goals would be weighted based on their achievement level, resulting in the calculation of the Individual Performance Multiplier for an individual executive participating in the plan.
Individual Performance Component Multiplier (Example Only)

Goal	Weighting	Achievement Level	Multiplier
#1	20%	100%	20%
#2	30%	50%	15%
#3	30%	100%	30%
#4	20%	150%	30%
Individual Performance Multiplier			95%

Following the CEO’s assessment and recommendation, the Compensation Committee reviews and approves the multiplier and semi-annual payout for each named executive officer for each semi-annual period. With respect to the CEO, the Compensation Committee reviewed the CEO’s self-assessment and made their own assessment of his performance at the end of the annual period. The Compensation Committee then recommended to the Board of Directors, and the Board of Directors reviewed and discussed the multiplier and annual payout for the CEO and then the Compensation Committee approved it. In assessing the CEO’s achievements and approving his compensation, the Compensation Committee and the Board of Directors considered his achievements within a broader set of expectations including strategic leadership, organizational quality and effectiveness, management abilities and responsiveness to economic conditions.
A summary of the goals for each named executive officer under the Individual Performance Component are discussed in the footnotes to the table below. The target and actual bonus amounts for fiscal 2013 for our named executive officers, based on the achievement against the financial goals (as discussed above) and achievement against the individual performance goals (as discussed in the footnotes below) were as follows:

			Bonus Actually Paid ($)
Named Executive Officer	Base Salary ($)	Target Bonus ($)	First Half Financial Metrics ($)	First Half Individual Performance ($)		Second Half Financial Metrics ($)	Second Half Individual Performance ($)		Total Bonus Actually Paid ($)	Annual Target as Percentage of Base Salary (%)	Bonuses Actually Paid as Percentage of Base Salary (%)
Moshe N. Gavrielov	737,500	921,875	149,531	—		140,625	442,500	(1)	732,656	125	99
Jon A. Olson	477,500	358,125	58,781	81,938	(2)	54,000	81,360	(3)	276,079	75	58
Victor Peng	455,000	341,250	54,450	82,500	(4)	52,875	81,075	(5)	270,900	75	60
Vincent L. Tong	365,000	273,750	44,550	67,500	(6)	41,625	66,600	(7)	220,275	75	60
Frank A. Tornaghi	381,250	285,938	46,716	59,456	(8)	43,313	63,525	(9)	213,010	75	56

(1)
Represents the actual bonus paid to Mr. Gavrielov for fiscal 2013 based achievement against his specific individual performance goals. For fiscal 2013, Mr. Gavrielov earned 120% of his target bonus attributable to the Individual Performance Component by successfully: (1) meeting product delivery goals, product development goals, and achieving sales targets, (2) assessing and presenting to the Board a fabrication strategy and product and portfolio strategy to increase revenue and market share, and (3) exhibiting strategic leadership through organization cohesiveness, nurturing a performance-based culture, responding to a changing market and economic environment, developing and retaining a strong management team, and successfully managing the Company’s relationship with its stockholders.

(2)
Represents the actual bonus paid to Mr. Olson for the first half of fiscal 2013 based on achievement against his specific individual performance goals. For the first half of fiscal 2013, Mr. Olson earned 115% of his target bonus attributable to the Individual Performance Component by successfully: (1) driving the Company’s efforts on gross margin improvements, (2) implementing various programs to improve the Company’s profitability and financial decision making processes, (3) implementing programs to maintain and improve Company controls and processes, and (4) identifying components for employee development program.

(3)
Represents the actual bonus paid to Mr. Olson for the second half of fiscal 2013 based on achievement against his specific individual performance goals. For the second half of fiscal 2013, Mr. Olson earned 113% of his target bonus attributable to the Individual Performance Component by successfully: (1) driving the Company’s efforts on gross margin improvements, (2) driving profitability and completing key strategic initiatives, (3) implementing various programs to improve the Company’s controls, compliance, and processes, and (4) implementing expanded employee evaluation and career development programs.

(4)
Represents the actual bonus paid to Mr. Peng for the first half of fiscal 2013 based on achievement against his specific individual performance goals. For the first half of fiscal 2013, Mr. Peng earned 125% of his target bonus attributable to the Individual Performance Component by successfully: (1) meeting product delivery and production goals, (2) releasing certain software development tools and next generation products on time, (3) achieving certain business revenue targets, (4) achieving gross margin goals, and (5) identifying components for employee development program.

(5)
Represents the actual bonus paid to Mr. Peng for the second half of fiscal 2013 based on achievement against his specific individual performance goals. For the second half of fiscal 2013, Mr. Peng earned 115% of his target bonus attributable to the Individual Performance Component by successfully: (1) releasing next generation software development tools on time, (2) meeting product delivery and production goals, (3) achieving certain business and marketing goals, (4) achieving gross margin goals, and (5) designing an action plan to implement career development program for employees.

(6)
Represents the actual bonus paid to Mr. Tong for the first half of fiscal 2013 based on achievement against his specific individual performance goals. For the first half of fiscal 2013, Mr. Tong earned 125% of his target bonus attributable to the Individual Performance Component by successfully: (1) achieving the Company’s gross margin goals, (2) achieving certain quality production goals, (3) attaining certain product deliverables on time, (4) identifying employee development programs, (5) meeting quality control goals, and (6) identifying components for employee development.

(7)
Represents the actual bonus paid to Mr. Tong for the second half of fiscal 2013 based on achievement against his specific individual performance goals. For the second half of fiscal 2013, Mr. Tong earned 120% of his target bonus attributable to the Individual Performance Component by successfully: (1) implementing certain cost control measures, (2) meeting certain quality production goals, (3) achieving certain quality control and delivery goals on time, (4) implementing certain employee development and training programs.

(8)
Represents the actual bonus paid to Mr. Tornaghi for the first half of fiscal 2013 based on achievement against his specific individual performance goals. For the first half of fiscal 2013, Mr. Tornaghi earned 105% of his target bonus attributable to the Individual Performance Component by successfully: (1) achieving gross margin goals, (2) achieving design win goals for certain product lines, (3) increasing growth in certain customer accounts, and (4) identifying components for employee development program.

(9)
Represents the actual bonus paid to Mr. Tornaghi for the second half of fiscal 2013 based on achievement against his specific individual performance goals. For the second half of fiscal 2013, Mr. Tornaghi earned 110% of his target bonus attributable to the Individual Performance Component by successfully: (1) achieving design win goals for certain product lines, (2) increasing growth in major customer accounts, (3) achieving gross margin goals, and (4) implementing certain employee development and training programs.

Calculation of Payouts for Named Executive Officers. Except for the CEO, to determine the semi-annual payment for the first half of the fiscal year, the OP Component Multiplier and the Individual Performance Component Multiplier were multiplied by their respective weights and added together to compile a semi-annual multiplier (Semi-Annual Multiplier). The calculation of the Semi-Annual Multiplier was as follows:
[OP Component Weighting (30%) x OP Component Multiplier x Target Bonus %] + [Individual Performance Component Weighting(40%) x Individual Performance Component Multiplier x Target Bonus %] = Semi-Annual Multiplier
The Semi-Annual Multiplier was then applied to the named executive officer’s salary earned during the first half of the fiscal year, except for the CEO.
The calculation for the CEO’s semi-annual payment for the first half of the fiscal year was as follows:
[OP Component Weighting (30%) x OP Component Multiplier x Target Bonus %] = CEO Semi-Annual Multiplier
The CEO Semi-Annual Multiplier was then applied to the CEO’s salary earned during the first half of the fiscal year. The calculation does not include the Individual Performance Component Multiplier because that is evaluated and paid on an annual basis for the CEO.
To determine the payment for all named executive officers for the second half of the fiscal year, except the CEO, the calculation is a follows:
[OP Component Weighting (30%) x OP Component Multiplier x Target Bonus % x Semi-Annual Earnings] + [Individual Performance Component Weighting (40%) x Individual Performance Component Multiplier x Target Bonus % x Semi-Annual Earnings] + [Growth Component Weighting (30%) x Growth Component Multiplier x Target Bonus % x Annual Earnings] = Non-CEO Second Half Payout
Because the CEO’s Individual Performance and Growth Components are determined on an annual basis, rather than on a semi-annual basis, the CEO’s payout for the second half of the fiscal year is determined according to the following formula:
[OP Component Weighting (30%) x OP Component Multiplier x Target Bonus % x Semi-Annual Earnings] + [Individual Performance Component Weighting (40%) x Individual Performance Component Multiplier x Target Bonus % x Annual Earnings ] + [Growth Component Weighting (30%) x Growth Component Multiplier x Target Bonus % x Annual Earnings] = CEO Second-Half Payout
Long-Term Equity Incentive Compensation. The Compensation Committee regularly monitors the environment in which the Company operates and makes changes to our equity program as necessary to help us meet our goals, including achieving long-term stockholder value and attracting, motivating and retaining talent. In fiscal 2013, the Compensation Committee granted a mix of performance-based RSUs and time-based RSUs to the named executive officers. The Compensation Committee believes that RSUs align the executives’ interests with the stockholders’ interests and provide a stronger retention tool for our executives as compared to stock options that are unpredictable during turbulent economic times. Additionally, the higher value of RSUs allows us to issue fewer shares of our Common Stock thereby reducing dilution to our stockholders.

For fiscal 2013, the mix of RSUs was as follows: 40% are time-based RSUs and 60% are performance-based RSUs with additional time-based vesting. The Compensation Committee believed that a portion of the RSUs should be specifically tied to performance requirements in line with our business strategy to align pay with performance but that a portion should also be time-based to provide a retention tool for the Company. The basis of determining the number of RSUs granted (viewed in the aggregate by value) was based on individual performance, peer group data, the pay mix between cash compensation and equity compensation, the equity mix between options and RSUs, and the Compensation Committee’s assessment of the retention value of existing and new equity grants. Additionally, further differentiation was made between the named executive officers based on competitive peer group data for their respective positions and the Compensation Committee’s assessment of each executive’s potential future contributions to the Company.
Time-Based RSUs. Time-based RSUs were subject to vesting based on the executive’s continued service with us but not subject to performance vesting criteria. These time-based RSUs vest in one lump sum on the third anniversary from the date of grant, thereby promoting retention. The named executive officers, as well as all other Section 16 officers, must retain half of the shares of Company stock derived from awards of time-based restricted stock units until their respective stock ownership requirements are met.
Performance-Based RSUs. In fiscal 2013, the Compensation Committee granted our named executive officers performance-based RSUs based upon its fundamental belief that performance should continue to be a significant factor in our overall equity compensation program. The amount of the performance-based RSUs that become earned will be based on a one-year performance cycle as determined subsequent to the end of the Company’s fiscal year. The number of earned performance-based RSUs may increase with overachievement of the performance goals and may decrease for underachievement of the performance goals, including no performance-based RSUs being earned. The maximum number of performance-based RSUs that may be earned is 150% of the target number of performance-based RSUs. Following a determination by the Compensation Committee of the number of performance-based RSUs earned based on the achievement of the applicable performance goals, such earned RSUs will be subject to further time-based vesting in equal installments on each of the three anniversaries of the grant date, which for performance-based RSUs granted in fiscal 2013, will be July 2 of each of 2013, 2014 and 2015.
The performance period for the performance-based RSUs is the Company’s fiscal year. Following the end of the fiscal year, the performance goals are evaluated and the degree of achievement, between 0-150%, is determined. This data was presented to the Compensation Committee in May 2013 and after analyzing and reviewing the results, they certified the degree of goal accomplishment against performance-based components (share of revenue, technology leadership and quality leadership). The Compensation Committee’s certification also included the total number of RSUs to be issued pursuant to each award based on the degree of achievement. The first 33.3% of the total number of RSUs subject to an award vests on the one year anniversary of the date of grant or July 2, 2013. The remaining 66.7% of the unvested shares (as determined based on results from the one-year performance period) are subject to time-based vesting and shall vest in equal annual installments over the following two years on the anniversary of the date of grant, or July 2, 2014 and July 2, 2015. The performance components applicable to the 2013 performance-based RSUs consist of the following: share of revenue component (SOR Component), weighted at 20% which is designed to measure and reward increases in the Company’s share of revenue as compared to specified competitors; technology leadership component (Technology Component), weighted at 50% which measures the leadership of the Company’s product portfolio; and quality leadership component (Quality Component), weighted at 30%, which measures the quality of the Company’s products from both a customer and internal controls perspective.
The following table sets forth the number of targeted and actual performance-based RSUs and actual time-based RSUs awarded to each of our named executive officers in fiscal 2013, based on the considerations described above:
Named Executive Officer RSU Awards for Fiscal 2013

Name	Performance- Based RSUs (Target) (1)	Performance-Based RSUs (Actual) (2)	Time-Based RSUs (Actual)
Moshe N. Gavrielov	57,500	73,198	38,500
Jon A. Olson	21,500	27,370	14,500
Victor Peng	21,500	27,370	14,500
Vincent L. Tong	14,500	18,459	10,000
Frank A. Tornaghi	14,500	18,459	10,000

(1)
This column represents the number of performance-based RSUs for fiscal 2013 based on achievement of the performance goals at 100% of target. Actual RSUs for 2013 may range from 0 to 150% of target depending on the level of performance.

(2)
This column represents the actual number of performance-based RSUs awarded based on performance achievement for fiscal 2013. The Compensation Committee determined the performance-based RSU multiplier was 1.273 for fiscal 2013.

Performance Components
The performance-based RSUs are granted subject to the terms and conditions of our 2007 Equity Plan and applicable RSU agreement. Performance-based RSUs consist of three performance components, as follows:
Share of Revenue Component. The SOR Component was designed to measure and reward increases in the Company’s share of revenue as compared to certain benchmark programmable logic device (PLD) companies identified by the Compensation Committee, which for the fiscal 2013 were Altera Corporation and Lattice Semiconductor (collectively, the SOR Comparator Companies). The SOR Component was selected as a goal because the Company sought to improve its market position relative to its chief PLD competitors, and the Compensation Committee identified the SOR Comparator Companies as such chief competitors.
To determine the Company’s share of revenue as compared to the SOR Comparator Companies, the Company measured the actual revenue result of the Company and the SOR Comparator Companies on an annual basis. The Company’s share of revenue (the Company SOR) is determined by dividing the Company’s total annual revenue by the annual revenue generated by the Company and the SOR Comparator Companies during the Company's fiscal year. The SOR Component is subject to a threshold and a multiplier that increases the target number of shares depending on Company performance above that threshold. In fiscal 2013, the SOR Component is subject to a threshold of 50.3% and a maximum award of 150% of the target number of shares. If the performance score is below the 50.3% threshold, no shares will be earned. If the Company reached this threshold, then the SOR Component payout multiplier (SOR Component Multiplier) was 10%. For each 0.1% increase in the SOR Component the SOR Component Multiplier increased by 10%. If the Company SOR achieved 51.2%, then the SOR Component Multiplier increased to 100% and 100% payout would be achieved. The maximum payout was capped at 150% if the SOR Component reached 51.8% or greater.
Technology Component. The Technology Component was designed to measure and reward significant achievements in the Company’s technology roadmap. The Technology Component measures a number of factors in assessing the Company’s competitiveness and status of leadership in the PLD market with respect to its portfolio of products. Such factors include, but are not limited to, use of power, process node achievements, integration, performance of high speed transceiver technology and ease of use of software. The Technology Component is subject to a minimum threshold of 20% and a maximum award of 150% of the target number of shares. If the performance score is below the minimum, no shares will be earned.

Quality Component. The Quality Component was designed to measure and reward significant achievements in the quality of the Company’s products. The Quality Component is measured by both customer experience and internal quality systems monitoring. The Quality Component is subject to a minimum threshold of 20% and a maximum award of 150% of the target number of shares. If the performance score is below the minimum, no shares will be earned.
Generally Available Benefit Programs. The Company also maintains generally available benefit programs in which our executives may participate. The Company maintains the ESPP, under which generally all employees are able to purchase our Common Stock through payroll deductions at a discounted price. We also maintain a tax-qualified 401(k) Plan for employees in the U.S., which provides for broad-based employee participation. Under the 401(k) Plan, the Company will match up to 50% of the first 8% of an employee’s compensation that the employee contributes to their 401(k) account, up to a maximum per calendar year of $4,500 per employee. We also provide a “true-up” for participants who did not receive their maximum matching contribution during a 401(k) plan year as a result of meeting their contribution limits early in the year. The Company makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-favored manner.
The Company also offers a number of other benefits to the named executive officers pursuant to benefits programs that provide for broad-based employee participation which includes medical, dental and vision insurance, disability insurance, various other insurance programs, health and dependent care flexible spending accounts, educational assistance, employee assistance and certain other benefits. The terms of these benefits are essentially the same for all eligible employees.
The Company also maintains an unfunded, nonqualified deferred compensation plan which allows eligible participants, including executive officers and members of the Board, to voluntarily defer receipt of a portion or all of their salary, cash bonus payment or directorship fees, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees and directors to defer taxation on such amounts. Refer to the section below entitled “Deferred Compensation Plan” for more information about this benefit plan. The Company does not maintain a “SERP” or similar defined benefit deferred compensation plan for any of its employees.
Consistent with our compensation philosophy, we intend to continue to maintain market-competitive benefits for all employees, including our named executive officers; provided, however, that the Compensation Committee may revise, amend, or add to the officer’s executive benefits and perquisites if it deems advisable in order to remain competitive with comparable companies and/or to retain individuals who are critical to the Company. We believe the benefits and perquisites we offer are currently at competitive levels with comparable companies. We do not provide any other perquisites to our named executive officers that are not made available to other employees.
Fiscal 2014 Compensation Actions
On May 15, 2013, the Compensation Committee approved an executive incentive plan for fiscal 2014 (2014 Incentive Plan). The 2014 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer’s base salary. After a review of market compensation data, the Committee increased the fiscal 2014 bonus target for the CEO from 125% to 140% of his base salary, and the bonus targets for all other executive officers were increased to a range of 65% to 80% (previously the range was 60% to 75%) of their respective base salaries, depending on their position. The 2014 Incentive Plan has an operating profit component, revenue growth component and individual performance component, similar to the 2013 Incentive Plan. The 2014 Incentive Plan components are weighted as follows: the operating profit component, weighted at 30%, the revenue growth component, weighted at 30%, and the individual performance component, weighted at 40%. For all the named executive officers except the CEO, the operating profit component and individual performance component are paid on a semi-annual basis and the revenue growth component is paid on an annual basis. For the CEO, the operating profit component is paid on a semi-annual basis, but the individual performance component and the revenue growth component are paid on an annual basis. The 2014 Incentive Plan is effective for fiscal 2014. For fiscal 2014, based on comparing base salary levels at the companies in our peer group, as well as considering the roles and responsibilities and potential performance of the named executive officers, the Compensation Committee increased the base salary for Mr. Peng to $480,000, and did not change any of the other named executive officers. Mr. Peng’s base salary increase will be effective on July 1, 2013.
For fiscal 2014, the Compensation Committee has decided to award equity only in the form of performance-based RSUs to the Company’s executive officers in order to tie all their equity compensation to Company performance and increase the executives' focus on key long-term drivers of value.
Employment Agreements with Named Executive Officers
Employment Letter Agreements with Moshe N. Gavrielov and Jon A. Olson. The Company maintains employment letter agreements with Messrs. Gavrielov and Olson. Mr. Gavrielov’s employment letter agreement, entered into with Mr. Gavrielov on January 4, 2008, and amended on June 13, 2012, entitles him to certain payments and benefits in the event his employment is terminated at any time due to disability or other than for cause, or if Mr. Gavrielov voluntarily terminates his employment for good reason. Mr. Gavrielov’s agreement was entered into with him as part of an arm's length negotiation with the Compensation Committee when he joined the Company.
The employment letter agreement that we entered into with Mr. Olson on June 2, 2005, and amended on February 14, 2008, and June 13, 2012, provides Mr. Olson with certain payments and benefits in the event he is terminated without cause within one year following a change in control of the Company. This arrangement was entered into with Mr. Olson to retain Mr. Olson and ensure his cooperation with and continued commitment to the success of the Company.
The employment letter agreements with Messers. Gavrielov and Olson were amended on June 13, 2012, to clarify the treatment of certain equity awards in the event of termination of employment. A description of the terms of Messrs. Gavrielov’s and Olson’s employment letter agreements, as amended, and a quantification of the potential payments and benefits under these agreements, are provided below in the section entitled “Potential Payments Upon Termination or Change in Control.”
Equity Grant Procedures and Guidelines
We have conducted an internal review of our equity granting procedures to ensure that our procedures satisfy both our objectives and all applicable compliance requirements. To this end, the Company has adopted written procedures for the grant of equity awards. With respect to grants to employees and officers, including named executive officers, the Compensation Committee reserves the authority to make grants at such time and with such terms as it deems appropriate in its discretion, subject to the terms of the 2007 Equity Plan. Generally, grants of equity awards are made to officers based on and in connection with the annual review during the Focal Review Period. The Compensation Committee determines individual grants to each named executive officer based on a variety of factors that the Compensation Committee determines to be relevant and appropriate at the time of grant. These factors typically have included the size and value of unvested equity awards held by the named executive officer, the named executive officer’s job performance, skill set, prior experience, and time in the position, as well as external market data, internal equity, pressures to attract and retain talent, dilutive effect of grant size and business conditions. The Compensation Committee also periodically grants equity awards at its scheduled meetings or by unanimous written consent for new hires and promotions. Grants approved during scheduled meetings become effective and are priced as of the date of approval or a pre-determined future date. Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or as of a predetermined future date. The Compensation Committee has made certain exceptions to these procedures in order to grant an equity award on an executive’s start date, as it did in the case of the initial option grant to Mr. Gavrielov. The Company has not granted, nor does it intend in the future to grant, equity awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s Common Stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. In any event, because equity compensation awards typically vest over three or four-year periods, the effect of any immediate increase in the price of the Company’s Common Stock following grant is minimal.
The Board of Directors has delegated to the CEO and CFO limited authority to approve equity award grants to non-officer employees pursuant to the terms of the 2007 Equity Plan, and subject to the provisions of pre-determined guidelines. Specifically, with respect to non-officer employees, our annual focal awards will be granted on or about the first business day of our second fiscal quarter of each year, and other equity awards will generally be granted on the 10th day of the month, or if on such date the Company’s stock is not traded, the first business day thereafter that the Company’s stock is traded. The Compensation Committee is responsible for determining and granting all equity awards to executive officers.
Under the 2007 Equity Plan, the exercise price of options and stock appreciation rights may not be less than 100% of the closing price of the shares underlying such options and stock appreciation rights on the date of grant.
Claw-Back Policy
The Board has adopted a policy for seeking the return (claw-back) from executive officers of compensation to the extent such amounts were paid due to financial results that later had to be restated, subject to the terms described below. The policy provides that to the extent the Board, or any Committee thereof, and the Company, in their discretion, determine appropriate, the Company may require reimbursement of all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted to and received by or for an elected officer beginning in fiscal 2009, where: (1) the compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board (or a Committee thereof), in its sole discretion, determines the elected officer engaged in intentional misconduct that was directly responsible for the substantial restatement; and (3) a reduced amount of compensation would have been paid to the elected officer based upon the restated financial results.
Stock Ownership Guidelines
We have adopted stock ownership guidelines for our officers, including the named executive officers, to align more closely the interests of our officers with those of our stockholders. Under these guidelines, the CEO is required to own Company stock having a value of at least $2.5 million. Senior vice presidents who are Section 16 officers are required to own Company stock having a value of at least $750,000 and corporate vice presidents who are Section 16 officers are required to own Company stock having a value of at least $500,000. In addition, the CEO and all other Section 16 officers must retain half of the shares of Company stock delivered from awards of time-based restricted stock units until their respective ownership requirements are met.

Policy Against Short Sales, Other Put-Equivalent Investment and Margin Accounts
All employees, including the named executive officers, are subject to our Insider Trading Policy. Our Insider Trading Policy prohibits any employee from hedging, engaging in short sales or entering into any transaction, investment or arrangement that is intended or may be expected to increase in value on the basis of any decrease in value of any of our shares of Common Stock (such as buying “put” options). In addition, the policy prohibits any employee from holding shares of our Common Stock in a margin account or pledging shares of our Common Stock. The Company has a corporate policy regarding 10b5-1 trading plans and pursuant to such policy, key terms of the 10b5-1 trading plans of Directors and executive officers are disclosed on the Company’s website at www.investor.xilinx.com.
Tax and Accounting Treatment of Compensation
In our review and establishment of compensation programs and payments, we consider, but do not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs. While we do consider the accounting and tax treatment, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to the Company and our ability to effectively administer executive compensation arrangements which are in the short and long-term interests of stockholders. The Compensation Committee seeks to maintain flexibility and judgment in compensating executive officers in a manner designed to promote varying corporate goals and therefore, has not adopted a policy with respect to the tax or accounting treatment of compensation.
It is our policy generally to qualify compensation paid to named executive officers for deductibility under Section 162(m) of the Tax Code. Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its CEO and next three most highly paid executive officers (other than its CFO, referred to in the Tax Code as “covered persons”). Our stockholder-approved equity plans are qualified so that awards of stock options and performance based RSUs under these plans may constitute performance-based compensation not subject to the limit under Section 162(m) of the Tax Code, provided they otherwise satisfied the requirements under Section 162(m) of the Tax Code. A portion of the cash payments we make under the 2013 Incentive Plan may not be deductible under Section 162(m) of the Tax Code. The Compensation Committee intends to continue to evaluate the effects of the Tax Code and related U.S. Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation payable to a covered person must be deductible on the Company’s federal income tax returns.
We account for equity compensation paid to our employees and non-employee directors in accordance with FASB ASC Topic 718, which requires us to estimate and record expense for each award of equity compensation over the service period of the award.
Risk Analysis of Compensation Programs
The Compensation Committee considers potential risks when reviewing and approving compensation programs. The Compensation Committee, in cooperation with management reviewed the Company’s existing compensation programs and believes that the mix and design of the elements of such programs does not encourage management to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company. Our programs have been balanced to focus on both short-term and long-term financial and operational performance through prudent business judgment and appropriate, measured risk-taking.
Our incentive cash compensation program is designed to reward financial and management performance in areas considered critical to short- and long-term success of the Company. The cash incentive plan for our named executive officers is based on a combination of corporate financial metrics and individualized strategic goals. The financial metric component is based on multiple financial metrics which counterbalance each other, decreasing the likelihood that executives will pursue any one metric to the detriment of overall financial performance. The OP Component is designed to reward improvements in the Company’s operating profit and the Growth Component is designed to measure and reward increases in the Company’s revenue growth year over year. These metrics limit the ability of an executive to be rewarded for taking excessive risk on behalf of the Company by, for example, seeking revenue enhancing opportunities at the expenses of profitability. In addition, there are caps on bonus payments in all the components of the cash incentive plan. The OP Component and Growth Component are capped at 200% and the Individual Performance Component is capped at 150%. These limitations and caps eliminate the risk of uncapped cash bonus opportunities and unjustified bonus payments. Finally, the Board has also adopted a clawback policy (as discussed above) whereby the Company would seek a return (claw-back) from executive officers of compensation to the extent such amounts were paid due to financial results that later had to be restated. The individual strategic goals for the CEO are reviewed and discussed with the Board and approved by the Compensation Committee; the individual strategic goals for each of the named executive officers are reviewed and discussed with the Compensation Committee and approved by the CEO. Furthermore, payment for the cash incentive bonus for our named executive officers is approved by the Compensation Committee. This multi-layer approval process in the goal-setting and payment approval process reduces the risk of improper awards.

Our equity incentive program is designed to promote long-term performance. During fiscal 2013, our equity incentive program contained a mix of time-based RSUs and performance-based RSUs. Time-based RSUs for employees vest annually over a four-year vesting schedule and the time-based RSUs for executive officers vest in a lump sum on the third anniversary of the date of grant. Since restricted stock retains value even in a depressed market, employees are usually incentivized to enhance its value. Performance-based RSUs are earned upon the attainment of certain performance metrics therefore aligning pay with performance.

In prior years, our equity incentive program also included awards of stock options that vest monthly over a period of four years. Some of these stock options remain outstanding. Since options generate value if the stock price appreciates from the date of grant, these awards also provide incentives to promote behavior that is aligned with stockholder interests over the long term.

As previously discussed, the Company has also adopted stock ownership guidelines which further align executives with stockholder interests and promote long-term focus on Company growth. Therefore, the Compensation Committee believes that these equity awards do not encourage unnecessary or excessive risk taking since equity awards are subject to long-term vesting schedules and the ultimate value of the awards is tied to the appreciation of the Company’s stock price. This helps ensure that executives have significant value tied to long-term stock price performance.

The Company has also adopted corporate policies to encourage diligence, prudent decision-making and oversight during the goal-setting and review process. The processes that are in place to manage and control risk include:

•	The Compensation Committee approves the payout scale for the OP Component and the Growth Component.

•	The Compensation Committee sets the financial metrics at reasonable levels in light of past performance and market conditions.

•	Payments under the incentive cash compensation program for executives are subject to the approval of the Compensation Committee.

•	The Compensation Committee retains discretion in administering all awards and in determining performance achievement.
The Company has implemented a number of effective controls such as the Code of Conduct, a claw-back policy and quarterly sub-certification process for all executives in order to mitigate the risk of any unethical behavior.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013.
The Compensation Committee
—J. Michael Patterson, Chairman
—Marshall C. Turner
—Elizabeth W. Vanderslice
The following non-employee members of the Board participated in the review, discussions and recommendations with respect to the compensation of the CEO.
—Philip T. Gianos
—John L. Doyle
—William G. Howard, Jr.
—J. Michael Patterson
—Albert A. Pimentel
—Marshall C. Turner
—Elizabeth W. Vanderslice
The foregoing Report of the Compensation Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended (the “Securities Act,”) or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table provides compensation information for the named executive officers.

Name and Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Moshe N. Gavrielov	2013	737,500	—	3,019,200	—	732,656	—	4,437	4,493,793
President and Chief	2012	700,000	—	3,319,785	—	750,750	—	8,000	4,778,535
Executive Officer	2011	700,000	—	—	2,351,650	1,074,150	—	—	4,125,800
Jon A. Olson(4)	2013	477,500		1,132,200	—	276,079	—	3,783	1,889,562
Senior Vice President,	2012	467,500	—	1,264,680	—	337,472		5,350	2,075,002
Finance and Chief Financial Officer	2011	460,000	—		739,090	498,525	—	3,733	1,701,348
Victor Peng (4)	2013	455,000		1,132,200	—	270,900	—	4,725	1,862,825
Senior Vice President,	2012	407,500	—	1,264,680	—	278,972	—	2,788	1,953,940
Programmable Platforms Group	2011	400,000	—	—	638,305	415,500	—	2,250	1,456,055
Vincent L. Tong(5)	2013	365,000	—	770,525	—	220,275	—	139,303	1,495,103
Senior Vice President,
Worldwide Quality and New Product Introductions
Frank A. Tornaghi	2013	381,250	—	770,525	—	213,010	—	4,625	1,369,410
Senior Vice President,	2012	367,500	—	843,120	—	234,253	—	5,183	1,450,056
Worldwide Sales	2011	360,000	—	—	537,520	368,550	—	3,900	1,269,970

(1)
Amounts shown reflect salary earned in fiscal 2013. Effective July 1, 2012, the Compensation Committee increased annual base salaries to the amounts as follows: Mr. Gavrielov, $750,000; Mr. Olson, $480,000; Mr. Peng, $470,000; Mr. Tong, $370,000 and Mr. Tornaghi, $385,000.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown reflect the grant date fair value for stock awards granted in fiscal 2013 as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on May 23, 2013. These compensation costs as they relate to stock awards reflect costs associated with stock awards granted in fiscal 2013. These compensation costs as they relate to option awards reflect option awards granted in 2011. For fiscal 2013, this includes the following number of performance-based RSUs based on achievement at 100% of target level performance: Mr. Gavrielov, 57,500 shares; Mr. Olson, 21,500 shares; Mr. Peng, 21,500 shares; Mr. Tong, 14,500 shares; and Mr. Tornaghi, 14,500 shares. The maximum number of performance-based RSUs that could be earned by our named executive officers based on achievement at 150% of target level performance is as follows: Mr. Gavrielov, 86,250 shares; Mr. Olson, 32,250 shares; Mr. Peng, 32,250 shares; Mr. Tong, 21,750 shares; Mr. Tornaghi, 21,750 shares. In May 2013, the Compensation Committee determined that the following number of performance-based RSUs were earned based on actual performance achievement: Mr. Gavrielov, 73,198 shares; Mr. Olson, 27,370 shares; Mr. Peng, 27,370 shares; Mr. Tong, 18,459 shares; and Mr. Tornaghi, 18,459 shares. For fiscal 2013, this also includes the following number of time-based RSUs: Mr Gavrielov, 38,500 shares; Mr. Olson, 14,500 shares; Mr. Peng, 14,500 shares; Mr. Tong, 10,000; and, Mr. Tornaghi, 10,000 shares.

(3)
Unless otherwise indicated, the amounts in this column consist of Company contributions during the applicable fiscal year under its 401(k) Plan. The Company’s 401(k) Plan includes a program that matches up to $4,500 of employee contributions calculated on a calendar year basis. In order to provide the relevant contributions for our fiscal year, the contributions shown in the table overlap two calendar years and may include amounts attributable to catch-up contributions.

(4)	Named executive officer participates in the Company’s non-qualified deferred compensation plan. For more information about this plan see the section below entitled “Deferred Compensation Plan.”

(5)
Mr. Tong became a named executive officer in fiscal 2013. As a result, information for fiscal 2011 and fiscal 2012 has been omitted. In addition to Mr. Tong’s role as Senior Vice President, Worldwide Quality and New Product Introductions, Mr.

Tong currently serves as the Company’s executive leader for the Asia Pacific region. In this role, Mr. Tong’s charter is to expand the Company’s presence and accelerate business development in a region that is experiencing tremendous growth.  In connection with his service in this role, the Company leases an apartment and automobile for Mr. Tong, and reimburses certain costs incurred by Mr. Tong as a direct result of his work in the Asia Pacific region.   Specifically, in connection with Mr. Tong’s Asia Pacific assignment, in fiscal year 2013 the Company paid $59,085 for the lease of an apartment and other housing-related expenses; $33,673 for the lease of an automobile and other transportation-related expenses; $14,370 for a cost of living allowance; $10,966 for home leave expenses, such as airfare and transportation; and $21,209 for tax services related to his service abroad.

Grants of Plan-Based Awards for Fiscal 2013
The following table provides information on equity and non-equity awards granted to our named executive officers during fiscal 2013.

	Type		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value/ Incremental Fair Value of Stock and Option Awards ($)(4)
Name		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Moshe N. Gavrielov	RSU	7/2/2012	6/13/2012	—	—	—	—	—	—	38,500	—	—	1,210,825
	PSU	7/2/2012	6/13/2012	—	—	—	—	57,500	86,250	—	—	—	1,808,375
	EIP	—	5/10/2012	—	921,875	1,659,375	—	—	—	—	—	—	—
Jon A. Olson	RSU	7/2/2012	6/13/2012	—	—	—	—	—	—	14,500	—	—	456,025
	PSU	7/2/2012	6/13/2012	—	—	—	—	21,500	32,250	—	—	—	676,175
	EIP	—	5/9/2012	—	358,125	644,625	—	—	—	—	—	—	—
Victor Peng	RSU	7/2/2012	6/13/2012	—	—	—	—	—	—	14,500	—	—	456,025
	PSU	7/2/2012	6/13/2012	—	—	—	—	21,500	32,250	—	—	—	676,175
	EIP	—	5/9/2012	—	341,250	614,250	—	—	—	—	—	—	—
Vincent L. Tong	RSU	7/2/2012	6/13/2012	—	—	—	—	—	—	10,000	—	—	314,500
	PSU	7/2/2012	6/13/2012	—	—	—	—	14,500	21,750	—	—	—	456,025
	EIP	—	5/9/2012	—	273,750	492,750	—	—	—	—	—	—	—
Frank A. Tornaghi	RSU	7/2/2012	6/13/2012	—	—	—	—	—	—	10,000	—	—	314,500
	PSU	7/2/2012	6/13/2012	—	—	—	—	14,500	21,750	—	—	—	456,025
	EIP	—	5/9/2012	—	285,937	514,688	—	—	—	—	—	—	—

(1)	Actual payouts have been made under the fiscal 2013 Incentive Plan, as disclosed in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
Represents performance-based RSU awards granted in fiscal 2013, which become earned based on performance in fiscal 2013. These columns show the number of performance-based RSU awards that may become earned at threshold, target and maximum levels of performance. In May 2013, the Compensation Committee determined the actual number of RSUs earned based on performance for fiscal 2013 were as follows: Mr. Gavrielov, 73,198 shares; Mr. Olson, 27,370 shares, Mr. Peng, 27,370 shares; Mr. Tong, 18,459 shares; and Mr. Tornaghi, 18,459 shares. These RSUs are subject to further time-based vesting, as described above under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation – Performance-Based RSUs.” The awards were granted under our 2007 Equity Plan.

(3)	This column represents awards of time-based RSUs granted under our 2007 Equity Plan.

(4)
Amounts in this column represent the grant date fair value of RSUs granted in fiscal 2013 calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on May 23, 2013.

Outstanding Equity Awards at Fiscal Year-End 2013
The following table provides information on outstanding stock options and RSUs held by the named executive officers as of March 30, 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Grant Date	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)
Moshe N. Gavrielov	524,965	—	—	20.46	1/7/2008	1/7/2015	(4)	—	—	—	—
	240,683	29,167	—	20.57	7/1/2009	7/1/2016	(5)	—	—	—	—
	175,043	116,667	—	25.39	7/6/2010	7/6/2017	(5)	—	—	—	—
	—	—	—	—	7/5/2011	—		38,000	1,450,460	—	—
	—	—	—	—	7/5/2011	—		—	—	51,321	1,958,923
	—	—	—	—	7/2/2012	—		38,500	1,469,545	—	—
	—	—	—	—	7/2/2012	—		—	—	57,500	2,194,775
Jon A. Olson	200,000	—	—	25.66	6/27/2005	6/27/2015	(4)	—	—	—	—
	80,000	—	—	22.80	7/3/2006	7/3/2016	(5)	—	—	—	—
	37,500	—	—	26.97	7/2/2007	7/2/2014	(5)	—	—	—	—
	60,000	—	—	24.29	7/1/2008	7/1/2015	(5)	—	—	—	—
	91,666	8,334	—	20.57	7/1/2009	7/1/2016	(5)	—	—	—	—
	73,333	36,667	—	25.39	7/6/2010	7/6/2017	(5)	—	—	—	—
	—	—	—	—	7/5/2011	—		14,500	553,465	—	—
	—	—	—	—	7/5/2011	—		—	—	19,530	745,460
	—	—	—	—	7/2/2012	—		14,500	553,465	—	—
	—	—	—	—	7/2/2012	—		—	—	21,500	820,655
Victor Peng	170,000	—	—	26.34	5/12/2008	5/12/2015	(4)	—	—	—	—
	82,500	7,500	—	20.57	7/1/2009	7/1/2016	(5)	—	—	—	—
	63,333	31,667	—	25.39	7/6/2010	7/6/2017	(5)	—	—	—	—
	—	—	—	—	7/5/2011	—		14,500	553,465	—	—
	—	—	—	—	7/5/2011	—		—	—	19,530	745,460
	—	—	—	—	7/2/2012	—		14,500	553,465	—	—
	—	—	—	—	7/2/2012	—		—	—	21,500	820,655

Outstanding Equity Awards at Fiscal Year-End 2013 (continued)

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Grant Date	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)
Vincent L. Tong	28,000	—	—	40.11	4/5/2004	4/5/2014	(5)	—	—	—	—
	25,000	—	—	26.02	12/8/2005	12/8/2015	(5)	—	—	—	—
	20,000	—	—	22.80	7/3/2006	7/3/2016	(5)	—
	25,000	—	—	19.79	8/8/2006	8/8/2016	(5)	—	—	—	—
	26,250	—	—	26.97	7/2/2007	7/2/2014	(5)	—	—	—	—
	60,000	—	—	26.34	5/12/2008	5/12/2015	(5)	—	—	—	—
	73,333	6,667	—	20.57	7/1/2009	7/1/2016	(5)	—	—	—	—
	53,333	26,667	—	25.39	7/6/2010	7/6/2017	(5)	—	—	—	—
	—	—	—	—	7/5/2011	—		9,500	362,615	—	—
	—	—	—	—	7/5/2011	—		—	—	13,171	502,737
	—	—	—	—	7/2/2012	—		10,000	381,700	—	—
	—	—	—	—	7/2/2012	—		—	—	14,500	553,465
Frank A. Tornaghi	61,000	—	—	21.98	2/11/2008	2/11/2015	(4)	—	—	—	—
	30,000	—	—	24.29	7/1/2008	7/1/2015	(5)	—	—	—	—
	73,333	6,667	—	20.57	7/1/2009	7/1/2016	(5)	—	—	—	—
	53,333	26,667	—	25.39	7/6/2010	7/6/2017	(5)	—	—	—	—
	—	—	—	—	7/5/2011	—		9,500	362,615	—	—
	—	—	—	—	7/5/2011	—		—	—	13,171	502,737
	—	—	—	—	7/2/2012	—		10,000	381,700	—	—
	—	—	—	—	7/2/2012	—		—	—	14,500	553,465

(1)	Time-based RSUs vest 100% on the third anniversary of the date of grant, subject to continued employment with the Company.

(2)
Market value is computed by multiplying the closing price of the Company’s stock on the last trading day of the fiscal year by the number of shares reported in the adjacent column. The closing price of the Company’s stock on March 28, 2013 was $38.17.

(3)
Performance-based RSUs vest 33.3% on the anniversary of the date of grant, and then 33.3% on each anniversary date thereafter, subject to continued employment with the Company. The number of shares subject to RSUs in this column are based on the number of performance-based RSUs that were earned based on actual performance achievement, except for those awarded in fiscal 2013. For the performance-based RSUs awarded in fiscal 2013, this column represents the number of RSU shares assuming achievement at 100% of target level performance. In May 2013, the Compensation Committee determined that the following number of performance-based RSUs were earned based on actual performance achievement: Mr. Gavrielov, 73,198 shares; Mr. Olson, 27,370 shares; Mr. Peng, 27,370 shares; Mr. Tong, 18,459 shares; Mr. Tornaghi, 18,459 shares.

(4)
The stock option vests and becomes exercisable over a period of four years, with 25% of the shares vesting on the first anniversary of the date of grant, and the remainder of the shares vesting in equal monthly installments for the following three years, subject to continued employment with the Company.

(5)
The stock option vests and becomes exercisable over a period of four years in equal monthly installments beginning on the first monthly anniversary of the date of grant, subject to continued employment with the Company.

Option Exercises and Stock Vested for Fiscal 2013
The following table provides information on stock option exercises and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Moshe N. Gavrielov	43,680	526,571	25,660	858,327
Jon A. Olson	18,750	188,845	9,764	326,606
Victor Peng	—	—	14,764	492,806
Vincent L. Tong	28,000	310,270	6,585	220,268
Frank A. Tornaghi	20,000	326,384	6,585	220,268

(1)
The value realized upon exercise is the product realized by multiplying the number of shares of stock by the difference between the market value of the underlying shares on the exercise date and the exercise price applicable to the stock options.

(2)	The value realized upon vesting is the product realized by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.
Deferred Compensation Plan
The Company maintains an unfunded, nonqualified deferred compensation plan which allows our employees in director-level and above positions, including our named executive officers, as well as our Directors, to voluntarily defer receipt of a portion or all of their salary, cash bonus payment and/or sales incentive payment or directorship fees, as the case may be, until the earliest “distribution event” (e.g., specific date, termination of employment, death or change of control) elected by the participants or provided for by the plan, thereby allowing the participating employees and Directors to defer taxation on such amounts. Distributions may be made in a lump sum payment or in installments (not to exceed 15 years). This deferred compensation plan is offered in order to allow participants to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan. Further, the Company offers the deferred compensation plan as a competitive practice to enable it to attract and retain top talent by providing employees with an opportunity to save in a tax efficient manner.
Amounts credited to the deferred compensation plan consist only of cash compensation that has been earned and payment of which has been timely and properly deferred by the participant. Under the deferred compensation plan, the Company is obligated to deliver on a future date the deferred compensation credited to the relevant participant’s account, adjusted for any positive or negative notional investment results from hypothetical investment alternatives selected by the participant under the deferred compensation plan (Obligations). The Obligations are unsecured general obligations of the Company and rank in parity with other unsecured and subordinated indebtedness of the Company.
In addition, the Company, acting through the Board, may make discretionary contributions to the accounts of one or more deferred compensation plan participants. In fiscal 2013, there were no discretionary contributions made by the Company to the deferred compensation plan accounts, and we do not guarantee minimum returns to any participant in the deferred compensation plan. We incur only limited administration expenses to maintain the deferred compensation plan. The deferred compensation plan is evaluated for competitiveness in the marketplace from time to time, but the level of benefits provided is not typically taken into account in determining an executive’s overall compensation package for a particular year.

Nonqualified Deferred Compensation for Fiscal 2013
The following table provides information on non-qualified deferred compensation for the named executive officers during fiscal 2013.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Moshe N. Gavrielov	—	—	—	—	—
Jon A. Olson	89,375	—	263,912	—	2,685,669
Victor Peng	265,494	—	91,623	—	732,210
Vincent Tong	—	—	—	—	—
Frank A. Tornaghi	—	—	—	—	—

(1)
Mr. Olson's contributions consist of salary earned by him during fiscal 2013, which is also reported in the Summary Compensation Table. Mr. Peng's contributions are for bonus earned by him during fiscal 2012.

Potential Payments upon Termination or Change in Control
The 2007 Equity Plan does not provide for automatic acceleration of vesting upon termination or a change in control. However, as described above in the section entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Employment Agreements with Named Executive Officers,” the Company maintains employment letter agreements with certain of our named executive officers that provide for acceleration under certain conditions, such as certain employment terminations or a change in control. The narrative and tables that follow describe potential payments and benefits to such executives under their existing employment letter agreements, including payments and benefits that would be due to them in connection with the occurrence of a change in control, assuming their employment terminated on March 30, 2013, the last day of the Company’s fiscal year.
Employment Letter Agreement with Moshe N. Gavrielov. Under an employment letter agreement that we entered into with Mr. Gavrielov on January 4, 2008, and amended on June 13, 2012, if the Company terminates Mr. Gavrielov’s employment at any time due to disability or other than for Cause or if Mr. Gavrielov voluntarily terminates his employment for Good Reason (in each case, as defined in his agreement and described below in the section entitled “Definitions of Good Reason, Cause and Change in Control”) then, subject to Mr. Gavrielov’s execution of a release of claims in favor of the Company, he will be eligible for: (i) one year of his base salary, (ii) one year of his target bonus, (iii) one year of COBRA premiums for medical and dental insurance, (iv) a pro rata portion of his bonus for the fiscal year during which his employment was terminated, and (v) 24 months accelerated vesting of all equity grants received from the Company prior to his termination of employment; for determining the 24 months of accelerated vesting of (a) performance-based RSUs, the number of accelerated shares will be the actual number of RSUs earned for actual performance achievement as determined by the Compensation Committee that would have vested in the 24 months following termination of employment, had the original vesting schedule been based on a monthly rather than an annual basis, unless his employment is terminated within one year of a Change in Control, in which case the 24 months of accelerated vesting of the performance-based RSUs will be based on the target number of RSUs determined at the time of grant, had the original vesting schedule had been based on a monthly rather than an annual basis, and (b) time-based RSUs, the number of shares that will accelerate will be the number of RSUs that otherwise would have vested in the 24 months following termination of employment, had the original vesting schedule been based on a monthly rather than an annual basis. Mr. Gavrielov’s employment agreement was amended on June 13, 2012 to clarify this treatment relating to the accelerated vesting of RSUs and the intent to comply, to the extent applicable, with Section 409A of the Tax Code.
Potential Payments upon Termination of Mr. Gavrielov’s Employment. Under his employment agreement, Mr. Gavrielov will receive certain compensation in the event we terminate his employment, as set forth above. Assuming Mr. Gavrielov's employment was terminated without Cause or Good Reason on March 30, 2013, Mr. Gavrielov would have received the following severance benefits under his employment agreement: (i) a lump sum payment of $750,000, consisting of his annual base salary for fiscal 2012; (ii) a lump sum payment of $937,500, consisting of his target bonus for fiscal 2012; (iii) Company paid COBRA coverage for 12 months valued at $26,902; (iv) a lump sum payment of $509,375, consisting of a pro rata portion of his bonus for fiscal 2013; (v) accelerated vesting of stock options to purchase an aggregate of 131,250 shares of our Common Stock; and (vi) accelerated vesting of 188,608 shares of Common Stock subject to RSUs, which includes 72,222 shares under time-based RSUs, and 116,386 shares under performance-based RSUs. Based on the difference between the weighted average exercise price of the options and $38.17, the closing price of our Common Stock on March 28, 2013 (the last trading day of the fiscal year), the net value of the accelerated options would be $1,782,813 and the value of his RSUs would be $7,199,168. The table below calculates all payments to be made to Mr. Gavrielov in connection with such termination:

Annual Base Salary	Annual Target Bonus	Pro Rata Portion of Target Bonus	Medical and Dental Insurance	Value of Options	Value of RSUs(1)	Total
$750,000	$937,500	$509,375	$26,902	$1,782,813	$7,199,168	$11,205,758

(1)
Includes 24-months’ acceleration of time-based RSUs and performance-based RSUs (based on actual performance of the applicable performance metrics), and assuming monthly vesting from the date of grant. In May 2013, the Compensation Committee determined Mr. Gavrielov earned 73,198 shares under his fiscal 2013 performance-based RSUs based on actual performance achievement, of which 65,065 shares would have accelerated upon his termination of employment. If Mr. Gavrielov's employment had been terminated within one year of a Change in Control, then the number of shares that would have accelerated under his fiscal 2013 performance-based RSUs would have been based on the target number, which was 57,500 shares, of which 51,111 shares would have accelerated, reducing the total in the chart above by approximately $532,624.

Employment Letter Agreement with Jon A. Olson. Under an employment letter agreement that we entered into with Mr. Olson on June 2, 2005, and amended on February 14, 2008, and June 13, 2012, in the event Mr. Olson is terminated without Cause (in each case, as defined in his agreement and described below in the section entitled “Definitions of Good Reason, Cause and Change in Control”) within one year of such Change in Control, and subject to Mr. Olson’s execution of a release of claims in favor of the Company, he will be eligible for: (i) one year of his base salary, (ii) one year of his target bonus, (iii) one year of COBRA premium for medical and dental insurance and (iv) 12 months accelerated vesting of all equity grants received from the Company prior to such termination of employment; for determining the 12 months of accelerated vesting of (a) performance-based RSUs, the number of accelerated shares will be based on the target number of RSUs determined at the time of grant that would have vested in the 12 months following his termination of employment, had the original vesting schedule been based on a monthly rather than an annual basis, and (b) time-based RSUs, the number of shares that accelerate will be the number of RSUs that otherwise would have vested in the 12 months following termination of employment, had the original vesting schedule been based on a monthly rather than an annual basis. Mr. Olson’s employment agreement was amended on June 13, 2012 to clarify this treatment relating to the accelerated vesting of RSUs and the intent to comply, to the extent applicable, with Section 409A of the Tax Code.
Potential Payments upon Change in Control and Termination of Mr. Olson’s Employment. Under his employment agreement, Mr. Olson will receive certain compensation as set forth above. Assuming Mr. Olson's employment had been terminated without Cause within one year of a Change in Control on March 30, 2012, Mr. Olson would have received the following severance benefits under his employment agreement: (i) a lump sum payment of $480,000, consisting of his annual base salary for fiscal 2013; (ii) a lump sum payment of approximately $360,000, consisting of his target bonus for fiscal 2013; (iii) Company paid COBRA coverage for 12 months valued at $26,902; (iv) accelerated vesting of stock options to purchase an aggregate of 33,750 shares of Common Stock that were in-the-money as of March 28, 2013; and (v) accelerated vesting of 49,163 shares of Common Stock subject to RSUs, which includes 20,945 shares under time-based RSUs, and 28,218 shares under performance-based RSUs. Based on the difference between the weighted average exercise price of the options and $38.17, the closing price of our Common Stock on March 28, 2013 (the last trading day of the fiscal year), the net value of the accelerated stock options would be $461,450 and the value of the accelerated performance-based RSUs would be $1,876,552. The table below calculates all payments to be made to Mr. Olson in connection with such termination:

Annual Base Salary	Annual Target Bonus	Medical and Dental Insurance	Value of Options	Value of RSUs(1)	Total
$480,000	$360,000	$26,902	$461,450	$1,876,552	$3,204,904

(1)	Includes 12-months’ acceleration of time-based RSUs and performance-based RSUs based on the target number of RSUs determined at the time of grant.
Definitions of Good Reason, Cause and Change in Control. Under Mr. Gavrielov’s employment letter agreement, the following events would constitute “Good Reason”: (i) a reduction of 10% or more in his base compensation, target bonus opportunity or guaranteed bonus; (ii) a material reduction in his authority, duties or responsibilities; (iii) his no longer being CEO; or (iv) a relocation of the Company’s headquarters outside of the San Francisco Bay Area; provided that Mr. Gavrielov has given the Company notice of, and the Company has failed to cure, the event giving rise to Good Reason and Mr. Gavrielov’s employment terminates within six months of the occurrence of such event.

“Cause” under Mr. Gavrielov’s employment letter agreement includes: (i) continued neglect of, or willful failure or misconduct in the performance of, his duties; (ii) a material breach of the Company’s Proprietary Information and Inventions Agreement, Code of Conduct or other policies; (iii) fraud, embezzlement or material misappropriation; (iv) conviction of, or entry of a plea of no contest or nolo contendere, to a felony; or (v) any continued willful and wrongful act or omission that materially injures the financial condition or business reputation of the Company and its subsidiaries; subject in certain of the above cases to applicable notice and cure periods.
The Company will have “Cause” to terminate Mr. Olson’s employment if he: (i) engages in financial fraud or embezzles property of the Company or any of its subsidiaries; (ii) fails to pay an obligation owed to the Company; (iii) breaches a fiduciary duty or deliberately disregards Company policies, which results in loss to the Company; (iv) engages in any activity for any competitor of the Company or any of its subsidiaries; (v) discloses any confidential information or trade secret, or engages in the theft of any trade secret, of the Company or any of its subsidiaries; or (vi) violates securities, antitrust, unfair competition or other laws or otherwise engages in conduct that puts the Company or any of its subsidiaries at substantial risk of violating such laws.
A “Change in Control” will generally be deemed to have occurred under Messrs. Gavrielov's and Olson’s agreements in the event: (i) any person or group acquires more than 50% of the fair market value or voting power of the Company’s shares (however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the shares of Common Stock of the Company, then the acquisition of additional shares by that person or persons will not be considered to cause a “Change in Control”); (ii) a change in the majority of the members of the board of directors during any 12-month period unless such change is endorsed by a majority of the board members serving prior to the change; or (iii) any person or group acquires all or substantially all of the assets of the Company.

Other than those described above, none of the other named executive officers have severance or change in control agreements with the Company. The Company has not provided any named executive officer with a gross-up or other reimbursement for tax amounts the named executive officer might be required to pay pursuant to Section 280G, or any related section, of the Tax Code.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. It assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Audit Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and implementation of the reporting process including the systems of internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. In accordance with the law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Charter of the Audit Committee can be found at www.investor.xilinx.com under “Corporate Governance.”
The Company’s external auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting. In carrying out its responsibilities, the Audit Committee has the power to retain outside counsel or other experts and is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.
In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year ended March 30, 2013 with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP, matters required to be discussed under standards published by the Public Company Accounting Oversight Board (PCAOB), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and other required communications with audit committees. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with them their independence from the Company and its management.
The Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of March 30, 2013. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its audit of and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended March 30, 2013.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013 for filing with the SEC.
The Audit Committee of the Board of Directors
—John L. Doyle, Chairman
—J. Michael Patterson
—Albert A. Pimentel
—Marshall C. Turner
The foregoing Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are J. Michael Patterson, Marshall C. Turner and Elizabeth W. Vanderslice. During fiscal 2013, Philip T. Gianos also served on the Compensation Committee. No member of the Compensation Committee is, or was during fiscal 2013, an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2013, an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves. For further discussion regarding transactions with related parties, see the section above entitled “BOARD MATTERS-Director Independence.”
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, Directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that its officers, Directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements during the 2013 fiscal year.
RELATED TRANSACTIONS
Our Audit Committee is responsible for reviewing and approving all related party transactions. Related parties include any of our Directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. The Audit Committee reviews related party transactions due to the potential for a conflict of interest. A conflict of interest arises when an individual’s personal interest interferes with the Company’s interests. All transactions identified through our disclosure controls and procedures as potential related party transactions, or transactions that may create a conflict of interest or the appearance of a conflict of interest, are brought to the attention of the Audit Committee for its review. In reviewing related party transactions, the Audit Committee applies the standards set forth in the Company’s Code of Conduct and the Directors’ Code of Ethics which provide that Directors, officers and employees are to avoid any activity, investment or association that would cause or even appear to cause a conflict of interest. Copies of the Audit Committee Charter, the Code of Conduct and the Directors’ Code of Ethics are available on our website at http://www.investor.xilinx.com under “Corporate Governance.” For further discussion regarding transactions with related parties, see the section above entitled “BOARD MATTERS—Director Independence.”
In fiscal 2011, our Audit Committee pre-approved our engagement of BlackRock, Inc. (“BlackRock”) as an investment manager. At the time we entered into this engagement, BlackRock was the beneficial owner of more than five percent of our outstanding common stock and is currently a beneficial owner of more than five percent of our outstanding common stock. Xilinx paid BlackRock $234,185 in management fees during fiscal 2013.
OTHER MATTERS
The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
Dated: July 1, 2013

APPENDIX A
XILINX, INC.
AMENDED AND RESTATED
1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
(As Amended and Restated Effective May 15, 2013)
The following constitute the provisions of the 1990 Employee Qualified Stock Purchase Plan (herein called the “Plan”) of Xilinx, Inc. (herein called the “Company”).
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.Definitions.
(a)“Board” shall mean the Board of Directors of the Company.
(b)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)“Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.
(d)“Company” shall mean Xilinx, Inc., a Delaware corporation.
(e)“Compensation” shall mean all regular straight time earnings, and all payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.
(f)“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(g)“Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.
(h)“Exercise Date” shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period, provided that for the Offering Period which began on July 1, 1998 and the Offering Period which will begin on January 1, 1999, all Exercise Dates occurring after January 1, 1999 shall mean one (1) day prior to the date seven (7) months, thirteen (13) months, nineteen (19) months and twenty-five (25) months after the respective commencement dates of such Offering Periods, and provided further that if an Exercise Date would otherwise occur on a day which is not a Trading Day, such Exercise Date shall be the last Trading Day occurring prior to such day.
(i)“Exercise Period” shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one (1) day prior to the date six (6) months later, provided that the Exercise Period which begins January 1, 1999 shall terminate on July 31, 1999.
(j)“Offering Period” shall mean a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised, provided that the Offering Period which began on July 1, 1998, and the Offering Period which will begin on January 1, 1999 shall each be twenty-five (25) months long.
(k)“Offering Date” shall mean the first day of each Offering Period of the Plan.
(l)“Plan” shall mean this 1990 Employee Qualified Stock Purchase Plan, as amended.

(m)“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(n)“Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.
3.Eligibility.
(a)Any Employee as defined in Section 2 who shall be employed by the Company on the Offering Date of an Offering Period shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.
(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.Offering Periods.
(a)The plan shall be implemented by consecutive, overlapping twenty-four (24) month Offering Periods with a new Offering Period commencing on the first Trading Day occurring on or after the first day of February and August of each year. Subject to the requirements of Section 20, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that no Offering Period shall have a duration of more than twenty-seven (27) months.
(b)The Board shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offering Periods having different terms and conditions and to designate the Subsidiary(ies) that may participate in a particular Offering Period, provided that each Offering Period shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all participants granted an option pursuant to such Offering Period shall have the same rights and privileges within the meaning of such section. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant options in an Offering Period to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering Period to Employees resident in the United States.
5.Participation.
(a)An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company’s payroll office on or before the Offering Date of the applicable Offering Period, unless an earlier time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.
(b)Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the last Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated as provided in Section 11.
6.Payroll Deductions.
(a)At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) or less than two percent (2%) of his or her Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed fifteen percent (15%) of his or her aggregate Compensation during said Offering Period.
(b)All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.
(c)A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any month in any Exercise Period. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization or after such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.
(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.
(e)At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
7.Grant of Option.
(a)On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $50,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of each option during the Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and each option shall expire at midnight on the last day of the applicable Exercise Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein. Notwithstanding anything to the contrary contained in this Plan, however, the Offering Date for the Offering Period which began on July 1, 1998 shall be deemed (for tax purposes) to be October 8, 1998.
(b)The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ Stock Market, or, in the event the Common Stock is listed on another stock exchange constituting the primary market for the Common Stock, the fair market value per share shall be the closing price on such exchange on such date, as reported in The Wall Street Journal. In the event the applicable date occurs on a day which is not a Trading Day, the fair market value shall be based on the closing price on the preceding Trading Day.
8.Exercise of Option. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her. Unless a participant withdraws from the Plan as provided in Section 11, hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions which remain in a participant’s account after the individual has purchased during an Offering Period the maximum number of shares allowable under Section 7 hereof, shall be returned to the participant. Notwithstanding the foregoing, if the payroll deductions remaining in a participant’s account following an Exercise Date are in an amount which was not sufficient to purchase an additional full share, then such amount shall be retained in the participant’s account to be applied during the same or the subsequent Offering Period.
9.Delivery. As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.
10.Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date of an Offering Period (other than the last Exercise Date thereof) than it was on the Offering

Date for that Offering Period, all Employees participating in such Offering Period on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous short Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.
11.Withdrawal; Termination of Employment.
(a)A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b)Upon a participant’s ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant’s account during the Exercise Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s remaining option or options will be automatically terminated.
The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.
(c)In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s remaining option or options terminated.
(d)A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
12.Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
13.Stock.
(a)The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 50,540,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which options have previously been exercised), the Company shall make a pro rata allocation to the participants on such Exercise Date of the shares remaining available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
(b)The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(c)Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.Administration.
(a)Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

(b)Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 14, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.
15.Designation of Beneficiary.
(a)Subject to compliance with local law and procedures, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Exercise Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to an Exercise Date.
(b)Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant or as otherwise required by applicable law.
16.Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.
17.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
18.Reports. Individual bookkeeping accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
19.Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”) as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
20.Amendment or Termination.
(a)The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
21.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
23.As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
24.Term of Plan. The Plan shall continue in effect until January 26, 2030 unless sooner terminated under Section 20.

APPENDIX B

2007 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective May 15, 2013)
This Xilinx, Inc. 2007 Equity Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Xilinx, Inc., a Delaware corporation (hereinafter called the "Company") on May 3, 2006, and approved by the Company's stockholders at its annual meeting on July 26, 2006. The Plan became effective as of January 1, 2007 with an initial term of seven (7) years until December 31, 2013. The term of the Plan was extended by the stockholders at the 2013 annual meeting for an additional ten (10) years from December 31, 2013, and the Plan terminates on December 31, 2023.
ARTICLE 1
PURPOSE
The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company's welfare, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.
ARTICLE 2
DEFINITIONS
For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
        2.1       "Award" means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem.
        2.2       "Award Agreement" means a written or electronic agreement between a Participant and the Company, which sets out the terms of the grant of an Award.
        2.3       "Award Period" means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.
        2.4       "Board" means the Board of Directors of the Company.
        2.5       "Cause" shall mean: (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules, code of conduct or policies resulting in loss, damage or injury to the Company; (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Subsidiary at substantial risk of violating such laws. The Committee, in its sole discretion, shall determine if a Participant's termination of employment or cessation of services is for "Cause."
        2.6       "Change of Control." A Change of Control shall occur if:
        (a)    Any Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Shares of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than 50% of the total Fair Market Value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons is not considered to cause a Change in Control;
        (b)       A majority of members of the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or
        (c)       Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all the assets of the Company.
        2.7       "Code" means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.
        2.8       "Committee" means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan.
        2.9       "Company" means Xilinx, Inc., a Delaware corporation, and any successor entity.

        2.10     "Consultant" means each individual who performs services for the Company and/or any Subsidiary, and who is determined by the Committee to be a consultant to the Company and/or Subsidiary.
        2.11     "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.
        2.12     "Date of Grant" means "date of grant" as determined by the Committee consistent with Statement of Financial Accounting Standards 123(R).
        2.13     "Director" means a member of the Board or the board of directors of any Subsidiary.
        2.14     "Disability" means total and permanent disability of a Participant as described in Section 22(e)(3) of the Code.
        2.15     "Employee" means each individual treated as an employee in the records of the Company and/or any Subsidiary. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be.
        2.16     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
        2.17     "Exercise Date" means the date specified in the Participant's Exercise Notice, on which the Participant seeks to exercise an Option or SAR.
        2.18     "Exercise Notice" means the electronic or written notice from the Participant to the Company (or to a designated broker acting as agent for the Company) notifying the Company or designated broker, as applicable, that the Participant seeks to exercise an Option or SAR.
        2.19     "Fair Market Value" of a Share means:
        (a)       If the Share is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be its closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
        (b)       If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
        (c)       In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Committee.
        2.20     "Good Reason" means the assignment to the Participant of duties that result in a material diminution of the Participant's duties and responsibilities. The Committee, in its sole discretion, shall determine whether a Participant's termination from employment or cessation of services is for "Good Reason."
        2.21     "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
        2.22     "Non-Employee Director" means a member of the Board or the board of directors of any Subsidiary who is not an Employee.
        2.23     "Non-qualified Stock Option" or "NQSO" means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.
        2.24     "Option" means either an ISO or NQSO.
        2.25     "Option Price" means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.
        2.26     "Participant" shall mean an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.
        2.27     "Performance Goal" means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award. The Performance Goals related to a Covered Participant are listed in Article 10 of this Plan. The Performance Goals related to a Participant who is not a Covered Participant shall be determined by the Committee in its sole discretion.
        2.28     "Performance Period" means the time period designated by the Committee during which Performance Goals must be met.

   2.29     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
        2.30     "Plan" means this Xilinx, Inc. 2007 Equity Incentive Plan, as amended from time to time.
        2.31     "Restricted Stock" means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
        2.32     "Restricted Stock Unit" or "RSU" means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan and in the related Award Agreement.
        2.33     "SAR" or "Stock Appreciation Right" means the right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.
        2.34    " SAR Price" means the Fair Market Value of each Share covered by a SAR on the Date of Grant of such SAR.
        2.35     "SEC" shall mean the U.S. Securities and Exchange Commission.
        2.36     "Section 16 Insider” means an officer or Director of the Company or any other Participant whose transactions in Shares are subject to the short-swing profit liabilities of Section 16 of the Exchange Act.
        2.37     “Service” means a Participant's employment or service with the Company or its Subsidiaries whether in the capacity of an Employee, Director or Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service.
        2.38     "Shares" means the Company's common stock.
        2.39     "Subsidiary" means a "subsidiary corporation," as defined under Section 424(f) of the Code.
ARTICLE 3
ADMINISTRATION
        3.1        The Committee shall administer the Plan unless otherwise determined by the Board. However, any Awards granted to members of the Committee (other than pursuant to the automatic grant program under Article 11) must be authorized by a disinterested majority of the Board. The Board may, in its discretion and in accordance with applicable law, delegate authority to one or more elected officers of the Company to grant Awards to Participants who are not Section 16 Insiders. In that event, the applicable provisions of the Plan will be interpreted to permit such officers to take the actions otherwise conferred on the Committee to the extent necessary or appropriate to implement such delegation.
        3.2       Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions delegated to any officer pursuant to Section 3.1, and reassume all powers and authority previously delegated to such officer.
        3.3       The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.
        3.4       The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including, but not limited to, creating sub-plans to take advantage of favorable tax-treatment, or otherwise provide for grants of Awards to Employees, Consultants, or Non-Employee Directors of the Company and/or any Subsidiary residing in non-U.S. jurisdictions. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.
        3.5       With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee's determinations under the Plan (including, without limitation, the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
        5.1        Total Shares Available.    Subject to adjustment as provided in Articles 14 and 15, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 38,500,000, all of which may be granted as Incentive Stock Options.
        5.2        Source of Shares.    Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.
        5.3        Restoration and Retention of Shares.    If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant's failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may, from time to time, adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.
ARTICLE 6
GRANT OF AWARDS
        6.1        Award Agreement.    The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, the receipt of any other Award under the Plan.
        6.2        Limitations on Awards.    The Plan is subject to the following limitations:
        (a)        Options.    The Option Price cannot be less than 100% of the Fair Market Value of the Share(s) underlying the Option on the Date of Grant of such Option.
        (b)        SARs.    The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of the Share(s) underlying the SAR on the Date of Grant of such SAR.
        (c)        Calendar Year Share Limit.    Subject to the adjustments as provided in Articles 14 and 15, the aggregate Awards granted under the Plan to any Participant during any calendar year shall not exceed:
        (i)    4,000,000 Shares subject to Options, SARs or a combination of the foregoing; and
        (ii)   2,000,000 Shares subject to Awards other than Options or SARs.
        (d)        Calendar Year Cash Limit.    No Participant may receive during any calendar year Awards under the Plan that are to be settled in cash covering an aggregate of more than $6,000,000.
        (e)       Term.    The term of Awards may not exceed seven (7) years.
        (f)        Repricing.    The Committee shall not reprice an Option or SAR, whether by directly lowering the exercise price, through the cancellation of an Option or SAR in exchange for a new Option or SAR having a lower exercise price, or by substituting Restricted Stock or RSU awards in place of the Option or SAR, without stockholder approval.

 6.3        Rights as Stockholder.    Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued.
        6.4        Options.
        (a)        In General.    The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the Option Price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an ISO or an NQSO.
        (b)        Vesting.    Subject to Article 15 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
        (c)        Special Rule for ISOs.    If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as an NQSO. The preceding sentence will be applied by taking Options into account in the order in which they were granted.
        6.5        Restricted Stock/Restricted Stock Units.    If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.
        (a)        Legend on Shares.    Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.
        (b)        Restrictions and Conditions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:
        (i)    Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.
        (ii)   Except as provided in subparagraph (i) above and subject to the terms of a Participant's Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.
        (iii)  The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

        6.6        SARs.
        (a)        In General.    A SAR shall entitle the Participant to surrender to the Company the SAR, or a portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
        (b)        Vesting.    Subject to Article 15 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

ARTICLE 7
AWARD PERIOD; VESTING
The Committee, in its sole discretion, may determine that an Award will be immediately exercisable or vested, in whole or in part, or that all or any portion may not be exercised or vest until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise or vesting, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised or vested.
ARTICLE 8
TERMINATION OF SERVICE
The provisions of this Article 8 shall apply to each Award granted under the Plan other than an Outside Director RSU Award granted pursuant to Article 11, unless otherwise provided in an applicable Award Agreement.
        8.1        In General.    If a Participant's Service is terminated or ceases, other than for Good Reason, Cause, or by reason of death or Disability, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation shall automatically lapse and be forfeited at the close of business on the 30th day following the date of such Participant's termination or cessation (or if earlier, upon the expiration of the term of the Option or SAR), subject to Section 8.6 and 8.7 below, to the extent applicable.
        8.2        Death or Disability.    If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of Disability, then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination (or if earlier, upon the expiration of the option term). If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of death, vesting of the unvested portion of any Award shall be accelerated on the date of such termination so that the Participant's Award shall vest with respect to an additional number of Shares in which the Participant would have vested if the Participant had remained in employment or service for a period of 12 months following such termination. Any such vested Award shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's death (or if earlier, upon the expiration of the term of the Option or SAR).
        8.3        Suspension or Termination for Cause.    If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant has committed an act of misconduct as described in Section 2.5, the Committee or an officer of the Company authorized by the Committee may suspend the Participant's right to receive the benefit of any Award pending a determination by the Committee of whether an act of misconduct amounting to Cause has been committed. If at any time a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant's entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination. Any determination by the Committee with regard to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an "executive officer" for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.
        8.4        Termination for Good Reason.    If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated for Good Reason, the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination (or if earlier, upon the expiration of the term of the Option or SAR).

        8.5        Leave of Absence; Transfer.    For purposes of this Plan, a Participant shall not be deemed to have a termination of employment or a cessation of services, if the Participant is either on a leave of absence approved by the Company or any Subsidiary, or the Participant transfers between locations of the Company or any Subsidiary. Notwithstanding the above, vesting of Awards shall cease while a Participant is on a leave of absence unless the Committee or applicable laws and regulations determine[s] otherwise.
        8.6     Extension if Exercise is Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option or SAR within the applicable periods set forth in this Article 8 is prevented by the provisions of Section 18.6, the Option or SAR shall remain exercisable until 30 days after the date the Participant is notified by the Company that the Option or SAR is exercisable, but in any event, no later than the expiration of the term of the Option or SAR.
        8.7     Extension if Participant is a Section 16 Insider. Notwithstanding the foregoing, other than termination for Good Reason, Cause or by reason of death or Disability, if the Participant is a Section 16 Insider at the time of termination or cessation of Service, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation of Service shall automatically lapse and be forfeited at the close of business on the last business day of the seventh month following the date of Participant's termination or cessation of Service (or if earlier, upon the expiration of the term of the Option or SAR).
ARTICLE 9
EXERCISE OF AWARD
        9.1        In General.
        (a)       A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions and restrictions of the Plan.
        (b)       In no event may an Award be exercised or Shares be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under, or compliance with, any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.
        9.2        Stock Options.
        (a)       Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall deliver to the Company (or designated broker, as agent for the Company) consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (i) cash, check, bank draft, or money order payable to the order of the Company, (ii)Shares owned by the Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, (iii) by delivery (including by fax) to the Company (or designated broker, as agent for the Company) of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (iv) a "cashless exercise" mechanism approved by the Committee, and/or (v) in any other form of valid consideration that is acceptable to the Company in its sole discretion.
        (b)       Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may, at its option, retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
        (c)       If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Shares may be terminated by the Company.
        9.3        SARs.    Subject to the conditions of this Section and such administrative regulations as the Committee may, from time to time, adopt, a SAR may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall receive from the Company in exchange for cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per

Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
        9.4        Tax Withholding.    The Company or any Subsidiary (as applicable) is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the Participant or by the Company's withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.
ARTICLE 10
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS
Awards subject to Performance Goals paid to Covered Participants under this Plan shall be governed by the provisions of this Article 10 in addition to the requirements of Article 6. Should the provisions set forth under this Article 10 conflict with the requirements of Article 6, the provisions of this Article 10 shall prevail.
        10.1        Establishment of Performance Goals.    All Performance Goals, relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.
        10.2    Performance Goals.    The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee, in its discretion, may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary, without excluding other criteria:
        (a)       Increased revenue;
        (b)       Net income measures (including, but not limited to, income after capital costs and income before or after any one or more of the share-based compensation expenses, interest, taxes, appreciation or amortization);
        (c)       Stock price measures (including, but not limited to, growth measures and total stockholder return);
        (d)       Market segment share;
        (e)       Earnings per Share (actual or targeted growth);
        (f)        Cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities);
        (g)       Return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);
        (h)       Operating measures (including operating income, gross margin, operating margin, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);
        (i)        Expense measures (including, but not limited to, overhead cost, research and development expenses and general and administrative expense);
(j)     Product technology leadership metrics; and
(k)     Product quality leadership metrics.
        10.3        Compliance with Section 162(m).    The Performance Goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.
        10.4        Adjustments.    The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.
        10.5        Discretionary Adjustments.    The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.
        10.6        Certification.    The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.
        10.7        Other Considerations.    All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.
ARTICLE 11
AUTOMATIC OUTSIDE DIRECTOR RESTRICTED STOCK UNIT AWARDS
The Committee may from time to time establish an automatic grant program for Non-Employee Directors who are members of the Board (each an “Outside Director”). Unless and until otherwise determined by the Committee, Awards of Restricted Stock Units (each an “Outside Director RSU Award”) shall be granted automatically without any further action of the Committee and without payment of any monetary consideration by an Outside Director as follows:
        11.1        Initial Grants. Each individual who is first elected or appointed as an Outside Director at any time on or after August 8, 2012 and who has not previously been an employee member of the Board shall be granted automatically, on the first trading day occurring on or after the 10th day of the month next following the date of such initial election or appointment, an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded to the nearest unit) determined by multiplying (a) the quotient of $165,000.00 and the Fair Market Value of a Share on the grant date by (b) the ratio of (i) the difference between 365 and the number of days elapsed between the date of the most recent annual meeting of the stockholders of the Company and the date of such initial election or appointment, to (ii) 365. Notwithstanding the foregoing, an individual who is first elected or appointed as an Outside Director on the date of an annual meeting of the stockholders of the Company shall be granted an initial Outside Director RSU Award in the manner described in the second sentence of Section 11.2.
        11.2        Annual Grants. On the date of the 2012 annual meeting of the stockholders of the Company and on the date of each subsequent annual meeting of the stockholders of the Company, each Outside Director continuing in office following such meeting shall be granted automatically an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded to the nearest unit) determined by the quotient of $165,000.00 and the Fair Market Value of a Share on the grant date.

        11.3        Terms of Outside Director RSU Awards. The terms of the Outside Director RSU Awards shall be as follows:

(a)     Vesting; Termination of Service. Subject to Section 15.4, each Outside Director RSU Award granted on or after May 12, 2010 shall vest in full and the Restriction Period shall lapse on the day immediately preceding the day of the next annual meeting of the stockholders of the Company following the grant date, provided that the Outside Director's Service has continued through such vesting date. In the event of an Outside Director's death, the vesting of such individual's Outside Director RSU Awards shall be accelerated on the date of death so that such Awards shall be vested to the extent they would have vested if the Outside Director had remained in Service for a period of 12 months following death. Any portion of an Outside Director RSU Award which remains unvested following the Outside Director's termination of Service shall automatically lapse and be forfeited.

(b)     Settlement. Outside Director RSU Awards shall be settled by the issuance to the Participant of Shares on the date which is the later of (i) the date on which such Award vests or (ii) a deferred settlement date elected in accordance with Section 11.3(c).

(c)     Deferred Settlement Election. On or before the last day of each calendar year, each Outside Director who is then in office shall be entitled to make a deferred settlement election that will apply to each Outside Director RSU Award granted to such Outside Director in the following calendar year. Each such deferred settlement election shall be subject to such conditions and shall be made in accordance with such procedures as shall be established from time to time by the Committee, and shall in all respects comply with the applicable requirements of Section 18.1 of the Plan and Section 409A of the Code and the regulations thereunder.

ARTICLE 12
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 12, the Board may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 or Section 162(m) of the Code, including any successors to such sections), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon; and, provided further, that, subject to Section 18.1, no amendment shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the written consent of the affected Participant.
ARTICLE 13
EFFECTIVE DATE AND TERM
The Plan was effective as of January 1, 2007 and had an initial term of seven (7) years from its effective date until December 31, 2013. At the 2013 annual meeting of stockholders, the stockholders approved an extension of the term of the Plan for an addition ten (10) years from December 31, 2013. Accordingly, subject to earlier termination pursuant to Article 11, the Plan shall have an additional term of ten (10) years from December 31, 2013 and will terminate on December 31, 2023. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions.
ARTICLE 14
CAPITAL ADJUSTMENTS
        14.1        In General.    If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:
        (a)       An equitable adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the extent that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so awarded.
        (b)       Equitable adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.
        (c)       Equitable adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.
        (d)       Equitable adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.
        14.2        Issuance of Shares or Other Convertible Securities.    Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.
        14.3        Notification.    Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 15
RECAPITALIZATION; CHANGE OF CONTROL
        15.1        Adjustments, Recapitalizations, Reorganizations, or Other Adjustments.    The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
        15.2        Acquiring Entity.    Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled had the Participant been a stockholder of the Company immediately prior to such transaction.
        15.3        Acquired Entity.    In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each or any Share subject to the unexercised portions of such outstanding Award, that number of Shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each or any Share held by them, such outstanding Awards to be thereafter exercisable or settled for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all or any portion of Awards may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, Share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of the Shares subject to such outstanding Awards whether or not such Awards are then vested or exercisable.
        15.4        Change of Control.    In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, the Committee may, in its sole discretion, and to such extent, if any, as it shall determine, provide that the vesting and exercisability of all or any portion of Awards outstanding and not otherwise canceled in accordance with Section 15.3 above shall be accelerated and all or any Restriction Periods applicable to Restricted Stock and/or Restricted Stock Units shall lapse and expire.
ARTICLE 16
LIQUIDATION OR DISSOLUTION
In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a "Dissolution Event"), the Participant shall receive, to the extent the participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.
ARTICLE 17
ADDITIONAL AUTHORITY OF COMMITTEE
In addition to the Committee's authority set forth elsewhere, in order to maintain a Participant's rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:
        (a)       provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;
        (b)       provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;
        (c)       adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event;
        (d)       cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event; or
        (e)       the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
ARTICLE 18
MISCELLANEOUS PROVISIONS
        18.1        Code Section 409A.    The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Code Section 409A and related regulations and U.S. Treasury pronouncements ("Section 409A"), and the Plan shall be so construed. Any Award or portion thereof that constitutes or provides for payment of deferred compensation subject to and not exempted from the requirements of Section 409A (“Section 409A Deferred Compensation”) shall comply with the following:

        (a)       Each compensation deferral election (and subsequent deferral election, if any) and each payment election with respect to Section 409A Deferred Compensation shall be made in writing and shall comply in all respects with the requirements of Section 409A and such conditions and procedures as established from time to time by the Committee.
        (b)       Each payment of Section 409A Deferred Compensation shall be made only upon the occurrence of one or more of the permissible payment events or times complying with the requirements of Section 409A.
        (c)       Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment of Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant's “separation from service” (as defined by Section 409A) before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant's separation from service, or, if earlier, the date of the Participant's death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an Award.
        18.2        Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.
        18.3        No Right to Continued Employment.    Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment or service with the Company or any Subsidiary.
        18.4        Indemnification of Board and Committee.    No member of the Board of Directors of the Company or the Committee, nor any officer or employee of the Company acting on behalf of the Board of Directors of the Company or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors of the Company or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
        18.5        Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
        18.6        Compliance with Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including, without limitation, Sections 162(m) and 409A or 422 of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
        18.7        Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
        18.8        Assignability.    Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Award shall so provide. Notwithstanding the previous sentence, the Committee, in its sole discretion, may allow for the transfer or assignment of a Participant's Award pursuant to a divorce decree or a domestic relations order, but only if such Participant is a U.S. resident.
        18.9        No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

        18.10        Use of Proceeds.    Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.
        18.11            Governing Law.    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to its choice of law provisions.
        18.12        No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
        18.13        Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
        18.14        Construction.    Use of the term "including" in this Plan shall be construed to mean "including, but not limited to."

Solicited by the Board of Directors

The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx" or the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated July 1, 2013, and hereby appoints Moshe N. Gavrielov and Scott R. Hover-Smoot, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of Xilinx to be held on August 14, 2013 at 11:00 a.m. Pacific Daylight Time at Xilinx, Inc., 2050 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, $0.01 par value, of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF PHILIP T. GIANOS, MOSHE N. GAVRIELOV, JOHN L. DOYLE, WILLIAM G. HOWARD, JR., J. MICHAEL PATTERSON, ALBERT A. PIMENTEL, MARSHALL C. TURNER AND ELIZABETH W. VANDERSLICE AS DIRECTORS OF XILINX; FOR THE AMENDMENT TO THE COMPANY'S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 2,000,000 SHARES; FOR THE AMENDMENT TO THE COMPANY'S 2007 EQUITY INCENTIVE PLAN TO EXTEND THE TERM BY TEN YEARS TO DECEMBER 31, 2023; FOR THE AMENDMENT TO THE COMPANY'S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 2,000,000 SHARES; FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S EXTERNAL AUDITORS FOR FISCAL 2014; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

The Xilinx 2013 Proxy Statement and 2013 Annual Report to Stockholders on Form 10-K are available for review at http://www.allianceproxy.com/xilinx/2013

The Board of Directors recommends you vote FOR the following proposals:

Please mark votes as in this example ☒

1. ELECTION OF DIRECTORS:

		FOR	AGAINST	ABSTAIN
01.	Philip T. Gianos	☐	☐	☐
02.	Moshe N. Gavrielov	☐	☐	☐
03.	John L. Doyle	☐	☐	☐
04.	William G. Howard, Jr.	☐	☐	☐
05.	J. Michael Patterson	☐	☐	☐
06.	Albert A. Pimentel	☐	☐	☐
07.	Marshall C. Turner	☐	☐	☐
08.	Elizabeth W. Vanderslice	☐	☐	☐

NOTE: AUTHORIZED SIGNATURES - THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date: ______________________________

____
Signature

____
Signature (Joint Owners)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.